As filed with the Securities and Exchange Commission on
     ___________, 1996      Registration No. _______________


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM SB-2
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933


                  FIRST GEORGIA COMMUNITY CORP.
         (Name of Small Business Issuer in its Charter)

   GEORGIA                     6712                    58-2261088
(State or other juris-   (Primary Standard         I.R.S. Employer
diction of incorporation Industrial Classi-        Identification
  or organization)        sification Code          No.)

                      150 Covington Street
                         P. O. Box 1534
                     Jackson, Georgia  30233
                         (770) 504-1090
________________________________________________________________
  (Address and telephone number of principal executive offices including zip code)


                      150 Covington Street
                         P. O. Box 1534
                     Jackson, Georgia  30233
                         (770) 504-1090
        _________________________________________________
           (Address of principal place of business or
              intended principal place of business)


                                   Copy to:
     John L. Coleman               T. Treadwell Syfan
     150 Covington Street          Stewart, Melvin & Frost, LLP
     P. O. Box 1534                200 Main Street
     Jackson, Georgia 30233        P. O. Box 3280
     (770) 504-1090                Gainesville, Georgia  30503
                                   (770) 563-0101
     (Name, address and
     telephone number, of
     agent for service)

   Approximate date of proposed sale to the public; As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the
same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check this following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.  [   ]

If the delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.  [   ]

                   CALCULATION OF REGISTRATION FEE:
Title of       Amount to be   Proposed       Proposed    Amount of
Each Class     Registered     Maximum        Maximum     Registration
of Securities                 Offering       Aggregate   Fee
to be                         Price Per      Offering
Registered                    Unit           Price

Common Stock   700,000 Shares  $10.00        $7,000,000   $2,413.79
$5.00 par value

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exhibit Index on page ______                           Page 1 of ______

                  FIRST GEORGIA COMMUNITY CORP.
                      CROSS-REFERENCE SHEET


Registration Statement Item                Caption in Prospectus
  Number and Heading

 1.  Front of the Registration Statement
     and Outside Front Cover Page
     of Prospectus                          Cover page; Outside Front
                                            Cover Page of Prospectus

 2.  Inside Front and Outside Back
     Cover Pages of Prospectus              Inside Front Cover Page of
                                            Prospectus; Additional
                                            Information; Outside Back
                                            Cover Page of Prospectus

 3.  Summary Information and Risk
     Factors                                Summary; Risk Factors

 4.  Use of Proceeds                        Use of Proceeds

 5.  Determination of Offering
     Price                                  Risk Factors

 6.  Dilution                               Not Applicable

 7.  Selling Security Holders               Not Applicable

 8.  Plan of Distribution                   Terms of the Offering

 9.  Legal Proceedings                      Not Applicable

10.  Directors, Executive Officers,
     Promoters and Control Persons          Management - Proposed Directors
                                            and Officers
11.  Securities Ownership of Certain
     Beneficial Owners and
     Management                             Management - Proposed Directors
                                            and Officers

12.  Description of the Securities         Dividends; Description of Common
                                           Stock of the Company; Certain
                                           Provisions of the Company's
                                           Articles of Incorporation and
                                           Bylaws

13.  Interests of Named Experts and
     Counsel                               Not Applicable

14.  Disclosure of Commission
     Position on Indemnification for
     Securities Act Liabilities            Certain Provisions of the
                                           Company's Articles of
                                           Incorporation and Bylaws
                                           Indemnification

15.  Organization Within Last Five
     Years                                 Management

16.  Description of Business               Summary; Business; Supervision
                                           and Regulation

Registration Statement Item
      and Heading                          Caption in Prospectus

17.  Management's Discussion and Analysis
     or Plan of Operation                  Business

18.  Description of Property               Business - Facilities

19.  Certain Relationships and Related
     Transactions                          Management- Certain
                                           Transactions

20.  Market for Common Equity and
     Related Stockholder Matters           Description of Common Stock
                                           of the Company

21.  Executive Compensation                Management

22.  Financial Statements                  Balance Sheet of First
                                           Georgia Community Corp.

23.  Changes in and Disagreement With
     Accountants on Accounting and
     Financial Disclosure                  Not Applicable

                           PROSPECTUS

                  FIRST GEORGIA COMMUNITY CORP.

               A Proposed Bank Holding Company for
         FIRST GEORGIA COMMUNITY BANK (In Organization)
                 700,000 Shares of Common Stock
                   (Par Value $5.00 Per Share)
                 (Minimum Purchase:  100 Shares)

  This Prospectus relates to the offering by FIRST GEORGIA COMMUNITY CORP., a Georgia corporation (the "Company"), of a minimum of 510,000 shares and a maximum of 700,000 shares of its Common Stock, $5.00 par value per share (the "Common Stock"), at $10.00 per share. The Company has been organized to hold, upon receipt of regulatory approvals, all of the common stock of First Georgia Community Bank (In Organization) (the "Bank"), Jackson, Georgia. The organizers (the directors) of the Company and the Bank intend to subscribe for an aggregate of at least 165,000 of the shares of Common Stock sold in this offering (32.4% of the minimum and 23.6% of the maximum number of shares to be sold). In the event that the minimum number of shares in this offering are not sold, the organizers may acquire additional shares of Common Stock, up to a maximum aggregate number for all organizers of 250,000 shares (49% of the minimum and 35.7% of the maximum number of shares to be sold). The organizers of the Company will not be granted options or warrants in connection with the formation of the Company; instead, the organizers will be entitled to purchase shares on the same basis as all other investors. The Company and the Bank have not conducted active business operations. The commencement of business operations is contingent upon various regulatory approvals by state and federal agencies and the sale of a minimum of 510,000 shares of the Common Stock offered hereby.
All subscriptions are binding and irrevocable until the "Expiration Date" as defined herein. In the event (a) that the Company is unable to sell 510,000 shares of Common Stock or (b) that the Company and the Bank do not satisfy, or do not make a determination that they will satisfy, the conditions included in their respective regulatory approvals, the organizers of the Company will pay all incurred expenses, and all escrowed subscription proceeds will be returned to investors with interest. See "THE OFFERING - Release from Escrow" - Page _____.


      INVESTMENT IN THESE SECURITIES INVOLVES A SUBSTANTIAL
              DEGREE OF RISK.  SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Price to      Underwriting Discounts   Proceeds to
                    Public(1)     and Commissions(2)       Company(3)

Per Share           $     10.00      -0-                   $     10.00

Total Minimum(4)    $ 5,100,000      -0-                   $ 5,100,000

Total Maximum(5)    $ 7,000,000      -0-                   $ 7,000,000

(1)The offering price has been arbitrarily established by the Company. See "RISK FACTORS - Offering Price."

(2)Offers and sales of the Common Stock will be made on behalf of the Company on a best-efforts basis by its officers and directors, who will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for their reasonable expenses incurred in the offering. In reliance on Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company believes such officers and directors will not be deemed to be brokers and/or dealers under the Exchange Act.

(3)Before deduction of expenses payable by the Company estimated at $35,000 for registration fees, legal and accounting fees, printing costs and other offering expenses.

(4)Subscription proceeds will be deposited promptly in an escrow account with SouthTrust Bank of Columbus, N.A., Columbus, Georgia, pending receipt of subscriptions for not less than 510,000 shares and completion of certain other matters on or before _______________, 1996, the expiration date of the offering (unless the offering is terminated sooner or extended). Subscription funds will be released from escrow (a) upon the receipt of $5,100,000 of subscription proceeds and (b) upon a determination by the organizers that the remaining conditions set forth in the preliminary approvals issued by the applicable regulatory agencies will be satisfied. See "THE OFFERING - Terms of the Offering." The Company will return to each subscriber, with interest, the amount of any proceeds received in full with respect to subscriptions that are not accepted.

(5)The Company reserves the right to issue up to 700,000 shares at $10.00 per share. See "THE OFFERING - Terms of the Offering."



    The date of this Prospectus is____________________, 1996.

                     REPORTS TO SHAREHOLDERS


  The Company is not a reporting company as defined by the Securities and Exchange Commission ("SEC"). The Company will furnish its shareholders with annual reports containing audited financial information for each fiscal year on or before the date of the annual meeting of shareholders as required by Rule 80-6-1.05 of the Georgia Department of Banking and Finance ("Department of Banking"). The Company's fiscal year ends on December 31. Additionally, the Company will also furnish such other reports as it may determine to be appropriate or as otherwise may be required by law.

  Upon the effective date of the Registration Statement, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), which include requirements to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC. This reporting obligation will exist for at least one year and will continue for fiscal years thereafter, except that such reporting obligations may be suspended for any subsequent fiscal year if at the beginning of such year the Common Stock of the Company is held of record by less than three hundred persons.

                     ADDITIONAL INFORMATION

  The Company has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement may be examined at, and copies of the Registration Statement may be obtained at prescribed rates from, the Public Reference Section of the SEC, Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.

  The Company and the Organizers have filed or will file various applications with the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta and the Department of Banking. Prospective investors should rely only on information contained in this Prospectus and in the Company's related Registration Statement in making an investment decision. To the extent that other available information not presented in this Prospectus, including information available from the Company and information in public files and records maintained by the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Atlanta and the Department of Banking, is inconsistent with information presented in this Prospectus or provides additional information, such other information is superseded by the information presented in this Prospectus and should not be relied on. Projections appearing in the applications are based on assumptions that the organizers believe are reasonable, but as to which no assurances can be made. The Company specifically disaffirms those projections for purposes of this Prospectus and cautions prospective investors against placing reliance on them for purposes of making an investment decision.

                             SUMMARY

  The following Summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus.

The Company

  The Company was incorporated under the laws of the State of Georgia on August 7, 1996, primarily to serve as the holding company for a state bank and trust company. The Company is in the process of filing applications with the Federal Reserve Bank of Atlanta (the "Federal Reserve") for prior approval to become a bank holding company by using the proceeds of this offering to acquire all of the capital stock of the Bank. The organizers anticipate receiving such approvals during ___________, 19____. Such approvals will require the Company to sell at least 510,000 shares of its Common Stock, but are not expected to contain other conditions. See "RISK FACTORS - Regulatory Approvals Required." Following acquisition of the Bank, the initial business of the Company will be conducted through the Bank. See "BUSINESS OF THE COMPANY AND THE BANK."

The Bank

  The Bank is in the process of being organized as a state-chartered bank and trust company under Georgia law. It has filed an application with the Department of Banking for this purpose and with the Federal Deposit Insurance Corporation (the "FDIC") for deposit insurance, and such applications were approved on ___________, 1996 and September 30, 1996, respectively. The Bank will not be authorized to conduct its banking business until it receives a permit to begin business from the Department of Banking. The issuance of the permit to begin business will depend, among other things, upon the Bank's receiving $5,000,000 in capital from the Company and upon compliance with certain standard conditions that have been imposed by the FDIC and the Department of Banking which are generally designed to familiarize the Bank with certain applicable operating requirements (e.g., no directors' fees are payable until the Bank earns a cumulative profit) and to prepare the Bank to commence business operations (e.g., the adoption of loan, investment and other policies to govern the Bank's operations). The Bank expects to satisfy all conditions of each requirement for organizing the Bank and to open for business during the first quarter of 1997, or as soon thereafter as practicable. See "RISK FACTORS - Regulatory Approvals Required" and "USE OF PROCEEDS." The Bank intends to engage in a general commercial banking business, emphasizing the banking needs of individuals and small to medium-sized businesses in its primary service area. See"USE OF PROCEEDS" and "BUSINESS OF THE COMPANY AND THE BANK."

  The philosophy of the management of the Bank with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Jackson, Georgia and the other communities located in Butts County in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The organizers believe that the Bank offers the residents of Jackson and the surrounding areas the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Although other community banks are located in the Jackson area, the Bank will be unique in that ownership of the Company's stock will be available to residents in the community, Through ownership in the Company, the residents of the community will have a greater role in the development of the Bank.

  The offices of the Bank will be located at 150 Covington Street, Jackson, Georgia 30233. The Bank's current principal executive office is located as follows: 150 Covington Street, Jackson, Georgia 30233 and its telephone number at that address is (770) 504-1090.

The Offering

Security            Common Stock, $5.00 par value, of the Company

Offering Price      $10.00 per share

Number of Shares
   Offered          Minimum:  510,000
                    Maximum:  700,000

Use of Proceeds     To purchase 100% of the Common Stock of the
                    Bank; the remaining proceeds will be applied to working capital and used to pay organizational expenses of the Company and of this offering. The Bank will use the proceeds of this offering to pay organizational and pre-opening expenses; to purchase a site and furnish it for the Bank's main office; to provide working capital to be used for business purposes, including paying officers' and employees' salaries, making loans and other investments. See "USE OF PROCEEDS."

Risk Factors

  Investment in the Common Stock involves a significant degree of risk. See "RISK FACTORS."

                          RISK FACTORS

  Investment in the shares of the Common Stock offered hereby involves a significant degree of risk. The shares of Common Stock should be purchased by investors who can afford the loss of their entire investment. In addition to considering factors set forth elsewhere in this Prospectus, persons interested in purchasing shares of the Common Stock should carefully consider the following risks before making a decision to subscribe.

  THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

Regulatory Approvals Required

  The Company must receive the approval of the Federal Reserve and the Department of Banking before it can become the holding company of the Bank. Applications for such approvals have been filed with such agencies and are pending. The organizers anticipate receiving such approvals during ____________, 19__. Such approvals will require the Company to sell at least 510,000 shares of its Common Stock but are not expected to contain other conditions.

  The Bank's application to organize a new state bank and for federal deposit insurance was filed with the Department of Banking and the FDIC on June 28, 1996. The Department of Banking and the FDIC issued their approvals on ______________, 1996 and September 30, 1996, respectively. Both approvals are subject to the condition that at least $5,000,000 be invested in the Bank by the Company, as well as a number of other standard conditions which are regularly imposed by the Department of Banking and the FDIC which are generally designed to familiarize the Bank with certain applicable operating requirements (e.g., no directors' fees are payable until the Bank earns a cumulative profit) and to prepare the Bank to commence business operations (e.g., the adoption of loan, investment and other policies to govern the Bank's operations).

New Enterprise

  The Bank, which will be the sole subsidiary of the Company, is in organization and has no operating history on which to base any estimate of its future prospects. The Company's initial profitability will depend entirely upon the Bank's operations. The Bank's proposed operations are subject to risks inherent in the establishment of a new business and, specifically, of a new bank. While the Bank's pro forma financial statements project a profit by the end of the second year of operations, unforeseen circumstances could delay such profit. If the Bank is ultimately unsuccessful, there is no assurance that shareholders will recover all or any part of their investment in the Common Stock of the Company.

Competitive Industry

  The banking business is highly competitive. The Bank will compete as a financial intermediary with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, and brokerage and investment banking firms soliciting business from residents of Butts County, Georgia, many of which have greater resources than will be available to the Bank or the Company. See "BUSINESS OF THE COMPANY AND THE BANK - The Bank - Competition and Historical Deposit Trends."

Highly Regulated Industry

  The potential success or failure of the Bank will depend not only upon competitive factors, but also upon state and federal regulations affecting banks and bank holding companies generally. Regulations now affecting the Company and the Bank may be changed at any time, and there is no assurance that such changes will not adversely affect the business of the Company and the Bank.

Effect of Monetary Policies

  The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Board of Governors of the Federal Reserve System. There can be no assurance that the effect of actions by monetary and fiscal authorities, including the Federal Reserve, will not have an adverse effect on the deposit levels, loan demand or the business and earnings of the Bank. See "SUPERVISION AND REGULATION - Monetary Policies."

Success Depends on Economic Conditions

  The success of the Bank will depend largely on the general economic conditions in the Bank's primary service area of Butts County, Georgia. Although the Bank expects favorable economic development in this market area, there is no assurance that favorable economic development will occur or that the Bank's expectation of corresponding growth will be achieved. See "BUSINESS OF THE COMPANY AND THE BANK."

Offering Price Arbitrarily Determined

  Since the Company and the Bank are in the process of being organized, the offering price of $10.00 per share has been determined arbitrarily by the organizers without particular reference to historical or projected earnings, book value or other customary criteria. The organizers did not retain an independent investment banking firm to assist in determining the offering price. Should a market develop for the Common Stock of the Company, there is no assurance that any of the Common Stock offered hereby could be resold for the offering price or any other amount.

No Dividends

  Since the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for the period of time necessary to help ensure the success of their operations. As a result, the Company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. See "SUPERVISION AND REGULATION - Bank Regulation."

No Established Trading Market

  There is no public trading market for the shares of the Common Stock of the Company, and it is not anticipated that a market for the shares will develop as a result of this offering. As a result, investors who may wish or need to dispose of all or a part of their investment in the Common Stock may not be able to do so except by private direct negotiations with third parties assuming that third parties are willing to purchase the Common Stock.


                          THE OFFERING

Terms of the Offering

  Minimum/Maximum. The Company is offering a minimum of 510,000 shares and a maximum of 700,000 shares of its Common Stock for a price of $10.00 per share, for an aggregate minimum price of $5,100,000 and an aggregate maximum price of $7,000,000. The minimum purchase for any investor (together with the investor's affiliates) is 100 shares of Common Stock ($1,000) unless the Company, in its sole discretion, accepts a subscription for a lesser number of shares. The maximum purchase for any investor (together with the investor's affiliates) is 25,000 shares ($250,000) of Common Stock, unless the Company, in its sole discretion, accepts a subscription for a greater number of shares.

  Organizer Subscriptions. The organizers (the directors) of the Company intend to purchase an aggregate of 165,000 shares of Common Stock sold in the offering (32.4% of the minimum and 23.6% of the maximum number of shares to be sold). No organizer intends to individually purchase more than 5% of shares sold in this offering. In the event, however, that the minimum number of shares in this offering are not sold, the organizers may acquire additional shares of the Common Stock, up to a maximum aggregate number for all organizers of 250,000 shares (49% of the minimum and 35.7% of the maximum number of shares to be sold).

  Offering Period and Expiration Date. The offering period for the shares will terminate at the earlier of the date all shares offered hereby are sold or 5:00 p.m. Jackson, Georgia time, on ____________________, 1996. [60 days from beginning of sale of securities] This date may be extended at the discretion of the Company for additional periods not exceeding an aggregate of 180 days (i.e., until ______________________, 1997). Written notice of any such extension will be given to all persons who are already subscribers at the time of the extension. The date on which this offering terminates plus any extension thereof is referred to in this Prospectus as the "Expiration Date."

  Subscription. As indicated below under "How to Subscribe," upon execution and delivery of a subscription agreement for shares of the Common Stock, subscribers will be required to deliver to the Company a check in the amount of $10.00 times the number of shares subscribed. All subscriptions will be binding and irrevocable until the Expiration Date.

  Escrow. Subscription proceeds will be deposited in an escrow account with SouthTrust Bank of Columbus, N.A., Columbus, Georgia, as escrow agent (the "Escrow Agent") for the Company pending completion of this offering. Subscription proceeds held in the escrow account will be invested in short-term United States Government securities or interest bearing accounts offered by the Escrow Agent with 30-day maturities or in such other short-term investments as may be agreed upon by the Company and the Escrow Agent from time to time. The Escrow Agent has not investigated the desirability or advisability of an investment in the Company, and has not approved, endorsed or passed upon the merits of the Common Stock.

  Company Discretion. The Company reserves the right, in its sole discretion, to accept or reject any subscription in whole or in part on or before the Expiration Date. Without limiting the generality of the foregoing, the Company also reserves the right to accept subscriptions on a prorated basis if it receives subscriptions for more than 700,000 shares. The Company will notify all subscribers no later than five business days after the Expiration Date whether their subscriptions have been accepted. With respect to any subscriptions which are not accepted, in whole or in part, by the Company, the notification will be a accompanied by the unaccepted portion of the subscription funds, with interest payable at a rate equal to the rate the Escrow Agent pays its passbook savings account holders (___% at _______________, 1996).

  Termination. The Company reserves the right to terminate the offering at any time after 510,000 shares have been subscribed for if the Company determines that the total amount of subscriptions will provide adequate capitalization for the Company after payment of expenses.

  Release from Escrow. Subscription proceeds will be released from escrow to the Company upon the occurrence of all of the following events: (a) the sale by the Company of at least 510,000 shares of its Common Stock, (b) receipt by the Company of approval of the Federal Reserve and the Department of Banking to become a bank holding company, (c) satisfaction by the Company of, or a determination by the Company that it will satisfy, all of the conditions that the Federal Reserve and the Department of Banking may impose in their approvals to the Company, (d) receipt by the Bank of approval from the Department of Banking and the FDIC of the Bank's application to organize a new state bank and for deposit insurance, and (e) satisfaction by the Bank of, or a determination by the Bank that it will satisfy, all of the conditions that the FDIC and the Department of Banking have imposed in their approvals to the Bank.

  If the above conditions are met, the Company may instruct the Escrow Agent to release to the Company the amount of subscription proceeds relating to subscriptions or portions thereof accepted by the Company, together with any interest earned thereon. Any subscription proceeds received after the above conditions are met but before termination of this offering will not be deposited in the escrow account, but will be available for immediate use by the Company, to the extent accepted by the Company.

  The Bank received approvals from the Department of Banking and the FDIC on ______________, 1996 and September 30, 1996. The
Company expects to receive approvals from the Federal Reserve and the Department of Banking during _____________, 1996. In the opinion of the organizers, the only significant condition to all of the foregoing approvals will be that a minimum of 510,000 shares of Common Stock of the Company has to be sold in this offering. If the requisite shares are not sold, or if the Company or the Bank determine that they cannot satisfy the other conditions included in the approvals by the Expiration Date, then the subscription agreements will be of no further force or effect, and the full amount of all subscription funds, with interest payable at a rate comparable to the rate the Escrow Agent pays its passbook savings account holders, will be returned to the subscribers within five business days of the Expiration Date.

  It is possible that subsequent to the release of the subscription funds from escrow (the requisite shares having been sold and the determination having been made the other regulatory conditions will be satisfied) events could occur which could have the effect of preventing the Bank from commencing business. If that were to occur, the Company intends to liquidate and would return to the then shareholders of the Company the portion of their investment which is equal to their total investment less their prorata share of the expenses incurred by the Company and the Bank. See "USE OF PROCEEDS," "ESTIMATED EXPENDITURES" and "PRO FORMA CAPITALIZATION." While no assurance can be given that the foregoing will not take place, the organizers cannot foresee any such events and believe it is highly unlikely that such events will occur. After consulting with applicable regulatory authorities, the organizers are not aware of any Georgia state banks which failed to commence business after they or their holding companies had raised the required capital. Additionally, based on conversations with applicable regulatory authorities, there are no indications that the Company and the Bank will have any difficulty in satisfying the applicable regulatory conditions.

  Plan of Distribution. Offers and sales of the Common Stock will be made on behalf of the Company primarily by certain of its officers and directors. The officers and directors will receive no commissions or other remuneration in connection with such activities, but they will be reimbursed for their reasonable expenses incurred in the offering. In reliance on Rule 3a4-1 of the Exchange Act, the Company believes such officers and directors will not be deemed to be brokers and/or dealers under the Exchange Act.

  The Company may find it necessary to utilize the services of brokers and/or dealers in order to effect the sale of the Common Stock in certain jurisdictions. The Company has no present arrangements or agreements with any such brokers and/or dealers with respect to this offering. The Company anticipates that all such arrangements, if any, will be on a "best efforts" basis, with the Company paying to the broker and/or dealer a commission based on the shares sold through its efforts. The Company believes that the range of possible commissions to be paid to brokers and/or dealers in such transactions is $.50 to $.70 per share. The Company presently anticipates that no sales of Common Stock will require the use of brokers and/or dealers. In the event that broker/dealers are used, all such funds will be promptly transmitted to the Escrow Agent under the terms of the escrow agreement.

  It is expected that the organizers (the directors of the Company) will purchase a total of 165,000 of the shares of Common Stock offered hereby; however, the organizers may, subject to regulatory approval, purchase up to 49% of the minimum number of shares offered hereby if necessary to complete the offering. Any shares purchased by the organizers in excess of their original commitment will be purchased for investment and not with a view to the resale of such shares, and any such purchases will be subject to regulatory approval.

How to Subscribe

  Each prospective investor who (together with the investor's affiliates) desires to purchase 100 or more shares must:

  1.      Complete, date and execute the Subscription Agreement,
          which is attached as Exhibit A to this       Prospectus.

  2. Make a check payable to "SouthTrust Bank - Escrow Account for First Georgia Community Corp." in an amount equal to the full subscription price of $10.00 times the number of shares subscribed for.

  3. Return the completed Subscription Agreement and check as follows:

          HAND OR MAIL DELIVERY

          First Georgia Community Corp.
          150 Covington Street
          P. O. Box 1534
          Jackson, Georgia 30233
          Attn:  John L. Coleman

                         USE OF PROCEEDS

  The proceeds to the Company from the sale of shares of the Common Stock offered hereby will be used to pay organizational expenses and expenses of this offering, which are estimated not to exceed $50,000, and then to capitalize the Bank through the purchase of 500,000 shares of the Bank's common stock, $5.00 par value, at $10.00 per share. The Bank will use the proceeds from the sale of its common stock to the Company to pay (a) expenses incurred in connection with the organization of the Bank (estimated at $35,000), including consulting fees for market analysis and feasibility studies, and legal and accounting fees and expenses,
(b) expenses incurred in connection with certain pre-opening operations of the Bank (estimated at $179,000; net of pre-opening income), including officers' and employees' salaries, rent and occupancy expense, and interest expense and (c) other nonoperating pre-opening expenses (estimated at $1,448,000) consisting of costs to purchase a site and construct a building for the Bank's Main Office (estimated at $1,205,000) and to furnish that office (estimated at $243,000). The total offering, organizational and pre-opening operating expenses as described above of the Company and the Bank are not expected to exceed $214,000 ($264,000 minus anticipated pre-opening income of $50,000). Such expenses plus the non-operating pre-opening expenses are not expected to exceed $1,662,000.

  The estimates of pre-opening operating expenses assume that the Bank will open on March 31, 1997. While no assurance can be given that the Bank will open by then, the organizers are hopeful that the Bank will actually open during the first quarter of 1997. See "PRO FORMA CAPITALIZATION" for additional information concerning the assumptions underlying the estimated expenses to be incurred by the Company and the Bank.

  Prior to this offering, ten of the organizers (all of the directors of the Company, except Mr. Coleman) and one business associate of the organizers each made a personal loan of $5,000 to the Company for an aggregate of $55,000 to pay a portion of the expenses associated with organizing the Company and preparing this Prospectus. This loan bears no interest. The principal of the loan will be repaid from the proceeds of this offering.

  Additionally, the Company has established a $500,000 line of credit with SouthTrust Bank of Columbus, N.A., Columbus, Georgia, and such funds are being utilized to pay various organizational and pre-opening expenses of the Bank. The line of credit has a one-year term and bears interest at the Lender's prime rate which, at September 30, 1996, was 8.25%. Interest is paid quarterly. At August 31, 1996, the outstanding balance on the line of credit was $51,000. The line of credit is secured by a joint and several personal guaranty of the organizers (the directors) of the Company. The line of credit will be repaid from the proceeds of this offering.

  See "MANAGEMENT -- Certain Transactions" for additional information concerning the loan from the organizers and concerning the line of credit. Also see "ESTIMATED EXPENDITURES" and "PRO
FORMA CAPITALIZATION" for additional information concerning the use of proceeds by the Company and the Bank.

  If for any reason the offering proceeds are not released from escrow (see "THE OFFERING -- Release from Escrow"), the personal loan from the organizers will not be repaid and the organizers will bear the loss of the sums borrowed under the line of credit.

  Any investment income earned on subscription proceeds placed in escrow pending the successful completion of this offering will also be used by the Company and the Bank to offset organizational and pre-opening expenses.


                     ESTIMATED EXPENDITURES

  In the opinion of the Company, the minimum gross proceeds of $5,100,000 from the offering will satisfy the cash requirements of the Company and the Bank for their respective first years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next five years. All anticipated material expenditures for such period have been identified and provided for out of the proceeds of this offering.

  The following table illustrates the intended use by the Company and the Bank of the gross proceeds of this offering. Although the amounts set forth below provide an indication of the proposed use of funds based upon the plans and estimates of the organizers of the Company and the Bank, actual expenditures may vary from the estimates.

                                               Minimum        Maximum
Gross Proceeds From This Offering(1)           $5,100,000     $7,000,000
Anticipated Use of Proceeds by the Company
Offering Expenses                                  35,000         35,000

Organizational Expenses(2)                         15,000         15,000
Working Capital                                    50,000        250,000

Capitalization of Bank through Purchase
  of Common Stock of the Bank                   5,000,000      6,700,000

  Total                                        $5,100,000     $7,000,000

Anticipated Use of Capital by the Bank
Organization Expenses(2)                       $   35,000     $   35,000
Pre-opening Operating Expenses(2)(4)              179,000        179,000
Land and Bank Premises(3)                       1,205,000      1,205,000
Furniture, Fixtures & Equipment                   243,000        243,000
Working Capital                                 3,338,000      5,038,000

  Total                                        $5,000,000     $6,700,000
_______________________

(1)Assuming sale of 510,000 shares and 700,000 shares, respectively, at $10.00 per share.

(2)Organizational expenses consist primarily of consulting fees for market analysis and feasibility studies, filing fees, accounting, appraisal and legal fees and expenses. Pre-opening expenses consist primarily of salaries and benefits, rent and occupancy expense and interest expense. Such expenses have been estimated through March 31, 1997. All of such expenses as well as those for land and bank premises, and for furniture, fixtures and equipment are expected to be incurred provided that the offering proceeds are released from escrow.

(3)In order to facilitate organization of the Company and the Bank, the organizers may determine to accelerate expenditures for temporary office renovations, main office construction or otherwise in anticipation of completing the minimum offering, which could require that they advance additional funds or guarantee additional Company debt to be repaid from offering proceeds.

(4)Assuming $229,000 of gross expenses, net of anticipated preopening income of $50,000.



                    PRO FORMA CAPITALIZATION

  The following table sets forth the actual capitalization as of August 31, 1996, and pro forma capitalization as of completion of the offering, of the Company assuming that 510,000 shares and 700,000 shares of the Common Stock, respectively, are sold and the proceeds therefrom are invested as described under "USE OF PROCEEDS."


                       FIRST GEORGIA COMMUNITY CORP.

                          Actual as of         Pro Forma as of
                          August 31,         the Opening of the Bank(1)
                              1996           Minimum            Maximum

Shareholders Equity
Common Stock, $5.00
par value, 10,000,000
shares authorized,
(510,000 and 700,000
shares, respectively,
issued and outstanding)   $       5(2)       $2,550,000          $3,500,000

Additional Paid-In
Capital                           5(2)        2,515,000(3)        3,465,000(3)

Accumulated  Deficit
during the Development
Stage                       (24,883)           (179,000)(4)        (179,000)(4)

Total Shareholders'
Equity                    $ (24,873)(5)      $4,886,000          $6,786,000

_____________________
(1) Represents the Company's sale of 510,000 shares and 700,000 shares of
Common Stock,      respectively, at $10.00 per share.

(2) Represents one share purchased at $10.00 per share by an organizer of the Company which will be redeemed following the offering for $10.00.

(3) The expenses of the offering are charged against this account. These expenses are estimated to be $35,000 and such amount was used in the calculation of the amounts shown in columns two and three.

(4) This figure is determined by subtracting estimated organization and pre-opening expenses of $229,000 to be incurred by the Company and the Bank prior to the opening of the Bank from estimated investment income of $50,000.

(5) Accumulated deficit was paid out of advances from the organizers.

                            DIVIDENDS

  Since the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for the period of tome necessary to help ensure the success of their operations. As a result, the Company has no current plans to initiate the payment of cash dividends, and its future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company. See "SUPERVISION AND REGULATION - Bank Regulation."

                     BUSINESS OF THE COMPANY
                          AND THE BANK

The Company

  The Company was incorporated as a Georgia business corporation on August 7, 1996 to become a bank holding company by acquiring all the common stock of the Bank upon its formation. Initially, the Bank will be the sole operating subsidiary of the Company. The Company will apply to the Federal Reserve and the Department of Banking for prior approval to use a minimum of $5,000,000 of the proceeds of this offering to acquire the Bank. If such approvals are granted, upon its acquisition of the common stock of the Bank, the Company will become a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, and the Georgia Bank Holding Company Act. See "SUPERVISION AND REGULATION."

  The Company has been organized to facilitate the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will provide flexibility for expansion of the Company's banking business through the possible acquisition of other financial institutions and the provision of additional banking-related services which the traditional commercial bank may not provide under present laws. For example, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

  The Company has no present plans to acquire any operating subsidiaries other than the Bank. It is expected, however, that the Company may make additional acquisitions in the future in the event that the Company becomes profitable and such acquisitions are deemed to be in the best interest of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."

The Bank

  General. The organizers filed an application with the Department of Banking and with the FDIC on June 28, 1996, for authority to organize as a state bank and trust company, the deposits of which will be federally insured, and to conduct a commercial banking business from Jackson, Georgia. The organizers received approvals from the Department of Banking on ___________, 1996 and the FDIC on September 30, 1996.

  The Bank intends to be a full service commercial bank. The Bank plans to offer personal and business checking accounts, interest-bearing checking accounts, savings accounts, money market funds and various types of certificates of deposit. The Bank also plans to offer installment loans, real estate loans, second mortgage loans, commercial loans and home equity lines of credit. In addition, the Bank intends to provide such services as official bank checks and money orders, Mastercard and Visa credit cards, safe deposit box, traveler's checks, bank by mail, direct deposit of payroll and social security checks, and US Savings Bonds.

  Philosophy. The philosophy of the management of the Bank with respect to its initial operations will be to emphasize prompt and responsive personal service to the residents of Jackson, Georgia and the other communities located in Butts County in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The organizers believe that the Bank offers the residents of Jackson and the surrounding areas the opportunity to have an ownership interest in a community bank, while also receiving the benefits associated with a locally owned and managed community bank. Although other community banks are located in the Jackson area, the Bank will be unique in that ownership of the Company's stock will be available to residents in the community. Through ownership in the Company, the residents of the community will have a greater role in the development of the Bank.

  Management of the Bank intends to implement an active officer and director call program to promote these efforts. The purpose of this call program will be to describe the products, services and philosophy of the Bank to both existing and new business prospects. In addition, the President of the Bank has substantial banking experience in Butts County, which will be an asset in providing both products and services designed to meet the needs of the Bank's customer base. All of the organizers are active members of the business communities in Jackson and the areas located around Butts County, and their continued active community involvement will provide an opportunity to promote the Bank and its products and services. The organizers intend to utilize effective advertising and superior selling efforts in order to build a distinct institutional image for the Bank and to capture a customer base.

  Bank Location and Facilities.  The Bank will be located at 159
Covington Street in Jackson, Georgia in Butts County. The Bank plans to provide services to Butts County residents, as well as to residents from the adjacent counties of Spalding and Henry.

  On May 1, 1996, one of the organizers (William B. Jones) entered into a Contract for Sale of Realty with The Roman Catholic Archdiocese of Atlanta (the "First Agreement") to purchase 1.721 acres of improved property located at 150 Covington Street, Jackson, Georgia, for a purchase price of $250,000. Mr. Jones has assigned his rights and interest in said contract to the Company. Under said Contract, as amended, the Company is required to close the purchase of the property on or before December 2, 1996. The entire purchase price is payable at closing. The Company anticipates closing the purchase by December 2, 1996, using funds to be borrowed under its line of credit with SouthTrust Bank. The improvements on the property will be removed, and a bank building will be constructed on the property.

  On May 29, 1996, Mr. Jones entered into a Real Estate Sales Contract with the Estate of Henry Adolphus Lassiter (the "Second Agreement") to purchase .65 acres adjoining the Archdiocese property for a purchase price of $145,000. Mr. Jones has assigned his rights and interest in said contract to the Company. Under said contract, as amended, the Company is required to close the purchase of the property on or before December 2, 1996. The entire purchase price is payable at closing. The Company anticipates closing the purchase by December 2, 1996, using funds to be borrowed under its line of credit with SouthTrust Bank.

  The organizers of the Bank obtained an appraisal of the property (both tracts together), the size of which is approximately 2.5 acres. The appraisal, dated August 12, 1996, appraised the property at $405,000. A copy of the appraisal of the property was filed with the Bank's application to the Department of Banking and the FDIC.

  The organizers plan to have a 9,085 square foot, two-story building constructed on the property. There will be five teller stations inside and four drive-through stations.

  Primary Service Area. The Bank's Primary Service Area ("PSA") is defined as a 5-mile radius from the Bank location. The Bank has defined its local community as Jackson and Butts County, Georgia and portions of the surrounding counties of Spalding and Henry.

  Economic and Demographic Factors. According to the 1995 Georgia County Guide, Butts County has grown during each census since 1960. From 1980 to 1990, Butts County grew by 12.2%. The adjacent counties of Spalding and Henry Counties have also experienced positive population growth. The projected populations of Butts County, Henry County and Spalding County in 2000 are 16,763, 84,810, and 58,432, respectively. According to Georgia Economic Profile, 26% of the employment base of the six counties of Butts, Henry, Spalding, Newton, Jasper and Monroe are employed in manufacturing. Apart from that concentration, there appears to be a wide range of different activities in the employment base.

  Competition and Historical Deposit Trends. Butts County has two commercial banks with a total of three offices. McIntosh State Bank is located in Jackson, with a main office and one branch, which is located in a grocery store. NationsBank of Georgia, N.A., has a branch in Jackson. Deposits among the banks in Butts County have grown from 1989 to 1994. In Butts County, deposits have grown at a rate of over 19%. The organizers believe that this indicates a growing demand for bank services within the county. Projections prepared for the Bank and submitted to the Department of Banking indicate that the Bank could grow to $25,900,000 in deposits by 1999. There is no assurance, however, that the Bank's projections will be realized. In addition, Management believes that having a local board of directors and wide community ownership of the Company's Common Stock will enable the Bank to be successful.

  Lending Policy. The Bank is being established to support Butts County and the immediately-surrounding counties of Spalding and Henry. Consequently, the Bank will aggressively seek good loans within a limited geographic area. The Bank's primary commercial lending function will be to make consumer loans to individuals and commercial loans to small and medium-sized businesses and professional concerns. In addition, the bank plans to make real-estate-related loans, including construction loans for residential and commercial properties, and primary and secondary mortgage loans for the acquisition or improvement of personal residences. The Bank plans to avoid concentrations of loans to a single industry or based on a single type of collateral.

  Real Estate Loans. The Bank will make and hold real estate loans, consisting primarily of single-family residential construction loans for one-to-four unit family structures. The Bank will require a first lien position on the land associated with the construction project and will offer these loans to professional building contractors and homeowners. Loan disbursements will require on-site inspections to assure the project is on budget and that the loan proceeds are being used for the construction project and not being diverted to another project. The loan-to-value ratio for such loans will be predominantly 75% of the lower of the as-built appraised value or project cost, and will be a maximum of 80% if the loan is amortized. Loans for construction can present a high degree of risk to the lender, depending upon, among other things, whether the builder can sell the home to a buyer, whether the buyer can obtain permanent financing, whether the transaction produces income in the interim and the nature of changing economic conditions.

  Consumer Loans. The Bank plans to make consumer loans, consisting primarily of installment loans to individuals for personal, family and household purposes, including loans for automobiles, home improvements and investments. Risks associated with consumer loans include, but are not limited to, fraud, deteriorated or non-existing collateral, general economic downturn and customer financial problems.

  Commercial Loans. Commercial lending will be directed principally toward small to mid-size businesses whose demand for funds fall within the legal lending limits of the Bank. This category of loans includes loans made to individual, partnership or corporate borrowers, and obtained for a variety of business purposes. Risks associated with these loans can be significant and include, but are not limited to, fraud, bankruptcy, economic downturn, deteriorated or non-existing collateral and changes in interest rates.

  Investments. In addition to loans, the Bank will make other investments primarily in obligations of the United States or obligations guaranteed as to principal and interest by the United States and other taxable securities. No investment in any of those instruments will exceed any applicable limitation imposed by law or regulation.

  Deposits. The Bank plans to establish solid core deposits, including checking accounts, money market accounts, a variety of certificates of deposit, and IRA accounts. The primary means used to attract deposits will be an aggressive marketing plan in the overall service area, a broad product line, and competitive services. The primary sources of deposits will be residents of, and businesses and their employees located in, Butts County, and to a lesser extent, Spalding County and Henry County, obtained through personal solicitation by the Bank's officers and directors, direct mail solicitations and advertisements published in the local media. Deposits will be generated by offering a broad array of competitively priced deposit services, including demand deposits, regular savings accounts, money market deposits (transaction and investment), certificates of deposit, retirement accounts, and other deposit or funds transfer services which may be permitted by law or regulation and which may be offered to remain competitive in the market.

  Asset and Liability Management. The Bank intends to manage its assets and liabilities to provide an optimum and stable net interest margin, a profitable after-tax return on assets and return on equity, and adequate liquidity. These management functions will be conducted within the framework of written loan and investment policies which the Bank will adopt. The Bank will attempt to maintain a balanced position between rate sensitive assets and rate sensitive liabilities. Specifically, it will chart assets and liabilities on a matrix by maturity, effective duration, and interest adjustment period, and endeavor to manage any gaps in maturity ranges.

  Employees. Upon commencement of operations, the Bank is expected to have approximately 13 full-time employees. The Company is not expected to have any employees who are not also employees of the Bank.


                           MANAGEMENT

Proposed Officers and Directors

  On August 8, 1996, the Board of Directors of the Company elected the following persons as officers of the Company:

  John L. Coleman         President, Chief Executive Officer
  Alfred D. Fears, Jr.    Secretary and Chief Accounting Officer
                          (until the Bank is chartered)
  Harry Lewis             Treasurer and Chief Financial Officer
                          (until the Bank is chartered)

  The following table sets forth for the initial members of the Board of Directors of the Company, (a) their names, addresses and ages, (b) the positions they will hold in the Bank, (c) the number of shares of Common Stock for which they intend to subscribe, and
(d) the percentage of outstanding shares such number will represent if the minimum number of shares are sold in this offering and if the maximum number of shares are sold in this offering. These persons will also serve as directors of the Bank.

                           POSITION     NUMBER           % OF     % OF
NAME AND ADDRESS (AGE)     TO BE HELD   OF SHARES*     MINIMUM*  MAXIMUM*

D. Richard Ballard (49)    Director      15,000          2.94%     2.14%
1018 Stark Road
Jackson, GA  30233

Charles W. Carter (60)     Director      15,000          2.94      2.14
853 W. 3rd Street
Jackson, GA  30233

John L. Coleman (51)       Director/     15,000          2.94      2.14
3 Walnut Drive             President
Cartersville, GA  30120

Alfred D. Fears, Jr. (39)  Director      15,000          2.94      2.14
448 Foxhollow Woods Drive
Jackson, GA  30233

                           POSITION     NUMBER           % OF       %OF
NAME AND ADDRESS (AGE)     TO BE HELD   OF SHARES*     MINIMUM*  MAXIMUM*

William B. Jones (51)      Director      15,000          2.94      2.14
642 Stark Road
Jackson, GA  30233

Harry Lewis (44)           Director      15,000          2.94      2.14
549 Wesley Drive
Jackson, GA  30233

Joey McClelland (49)       Director      15,000          2.94      2.14
2419 W. Highway 16
Jackson, GA  30233

Dr. Alexander Pollack (42) Director      15,000          2.94      2.14
140 Strickland Pasture Road
Jackson, GA  30233

Robert Ryan (58)           Director      15,000          2.94      2.14
108 Old McIntosh Circle
Jackson, GA  30233

James H. Warren (58)       Director      15,000          2.94      2.14
866-A Halls Bridge Road
Jackson, GA  30233

George L. Weaver (48)      Director      15,000          2.94%     2.14%
2705 High Falls Road
Jackson, GA  30233

All Proposed Directors and              165,000         32.4       23.6

Officers, as a Group**

____________________________
* In the event that the minimum number of shares in this offering are not sold, the organizers may purchase additional shares of Common Stock for an aggregate of 250,000 shares of Common Stock (49% of the minimum and 35.7% of the maximum number of shares to be sold).

** These figures are different from the sum of the individual percentages because of rounding.


D. Richard Ballard was born in Barnesville, Georgia. Since 1967, Mr. Ballard has been affiliated with Haisten Funeral home, Inc. in Jackson, Georgia, and is currently the President/CEO. Mr. Ballard is also the President/CEO of Haisten Funeral Home of Henry County, Inc. Mr. Ballard is a member of the Jackson First Baptist Church, Jackson Rotary Club, Butts County Chamber of Commerce, Henry County Chamber of Commerce, Georgia and National Funeral Directors, and National Selected Morticians.

Charles W. Carter was born in Henry County, Georgia. Since 1968, Mr. Carter has been affiliated with Carter Builders Supply in Jackson, and is currently the President. Mr. Carter was a director of C & S Bank/NationsBank in Jackson from 1978 until 1994. He is a member of Jackson Rotary Club, Sons of the American Revolution, and the First Baptist Church of Jackson. He also serves on the Butts County Water and Sewer Authority.

John L. Coleman was born in Miami, Florida. Since 1994, Mr. Coleman has acted as Regional Retail Manager Northwest Georgia - Bartow County/Senior Banking Executive for NationsBank Bartow County in Cartersville, Georgia until July, 1996. From 1986 to 1994, Mr. Coleman was President/Senior Lender of C & S Bank/NationsBank, Bartow County Division, in Cartersville, and acted in a similar position at C & S Bank, Jackson Division, in Jackson, Georgia, from 1982 to 1986. From 1967 to 1982, Mr. Coleman worked in various management positions for C & S Bank in LaGrange, Georgia, and Atlanta, Georgia. Mr. Coleman was a member of Cartersville Rotary Club, Trinity Methodist Church, the Salvation Army Board, the Cartersville Industrial Development Authority, Cartersville Country Cub, Cartersville Medical Center Advisory Board, Cartersville Opera Company Board, and the Georgia Economic Development Association. Mr. Coleman is relocating his residence from Cartersville, Georgia to Jackson, Georgia to assume the position of President of the Company and of the Bank.

Alfred D. Fears, Jr. was born in Griffin, Georgia. Mr. Fears has been practicing law in Jackson, Georgia since 1981. He also owns and operates an apartment rental business in Jackson. Mr. Fears is a member of the State Bar of Georgia, Jackson Rotary Club, and the Jackson United Methodist Church.

William B. Jones was born in Butts County, Georgia. From 1966 to 1976, Mr. Jones was a teacher/coach in Jackson, Georgia. Since 1977, Mr. Jones has practiced law in Jackson, Georgia, and has been active in the food and petroleum distribution business. Mr. Jones is currently President of Jones Petroleum Co., Meriwether Properties, Inc. and Jones & Hudgins, and Vice President of Jones & Owenby, Inc. Mr. Jones is a member of the State Bar of Georgia and the Jackson Rotary Club. He also served on the Advisory Board of NationsBank in Jackson. He is a Trustee of the Roosevelt Warm Springs Foundation.

Harry Lewis was born in Atlanta, Georgia. Since 1983, Mr. Lewis has owned and operated an automobile dealership in Jackson, Georgia. He is also affiliated with Playtime Learning Center, Inc., and is currently President. Mr. Lewis is a member of the Jackson Rotary Club (past President), the Jackson Housing Authority, Butts County Chamber of Commerce, Jackson Merchants Association, Jackson Investment Club, Butts County Pre-Kindergarten Coordinating Council, Georgia Automobile Dealers Association, National Automobile Dealers Association and Georgia Child Care Association.

Joey McClelland was born in Sarasota, Florida. Since 1989, Mr. McClelland has acted as Executive Director of Marketing and Logistics for Fritz Companies, International Business - Logistics - ATL. Prior to 1989, Mr. McClelland held numerous management level positions in related marketing fields. Mr. McClelland is a member of the Zoning Appeals Board, Council of Logistics Management, and the Methodist Mens Club of Jackson United Methodist Church.

Dr. Alexander Pollack was born in New York, New York. Since 1986, Dr. Pollack has been self-employed in Jackson, Georgia, as a general surgeon. In addition, Dr. Pollack is Chairman of the Board of Directors of Golden Health Care, Inc. Dr. Pollack is a member of the Jackson Rotary Club.

Robert Ryan was born in Racine, Wisconsin. Since 1983, Mr. Ryan has been President of Atlanta South 75 Inc. From 1960 to 1983, Mr. Ryan held various management positions with Unocal Corporation, Los Angeles, California. Mr. Ryan served on the Board of Directors of Speedway Corporation and the Association of Christian Truckers. He is a member of the Butts County Historical Society, Jackson Church of the Nazarene, American Legion, Rotary Club, and NATSO.

James H. Warren was born in Marvel, Alabama. Since 1971, Mr. Warren has been self-employed as a general contractor and developer. He is President of Sure Power, Inc., Secretary-Treasurer of Brushy Mountain Hydro-Electric Power, Inc. and Alternator & Starter House, Inc., and a partner in Fenwyck Development Co. Mr. Warren is a member of the Auto Parts Rebuilders Association.

George L. Weaver was born in Griffin, Georgia. Mr. Weaver has been President of Central Georgia EMC since 1984. From 1971 to 1984, Mr. Weaver held various management positions with Central Georgia EMC. Mr. Weaver served on the Advisory Board of NationsBank of Georgia, N.A. in Jackson, and as Vice Chairman of the Board of Directors of Federated Rural Electric Insurance Corp. He presently serves as a director of Oglethorpe Power Corporation, Southeastern Data Corporation (past Chairman of the Board), Georgia Rural Electric Service Corporation (past Chairman of the Board), and GEMC Workers Compensation Fund. Mr. Weaver also serves as Vice President and President-Elect of the Georgia Rural Electric Managers Association and as a member of the Rural Electric Management Development Council. Mr. Weaver is a member of the Jackson Rotary Club and the Jackson United Methodist Church. Mr. Weaver also serves as Chairman of the Butts County Industrial Development Authority and as Vice Chairman of the West Georgia Private Industry Council.


Cash Compensation

  John L. Coleman has an employment agreement with the Company and the Bank under which he will serve as President and Chief Executive Officer of the Company and of the Bank. The employment agreement provides for a five-year term and is annually renewable thereafter. He will be paid an initial annual salary of $135,000. Once the Bank begins operations he will also be entitled to certain performance bonuses. Under Mr. Coleman's employment agreement, he also has the option to purchase 15,000 shares of Common Stock of the Company at the price of the lesser of $10.00 or book value of the stock during the first three years of operation of the Bank and at the price of book value of the stock during the remainder of the term of the employment agreement, not to exceed a four year option term. He also has the option to purchase up to an additional 5,000 shares at the price of book value of the stock, with the number of shares which he may purchase in any year being determined based on a formula tied to performance of the Bank. He will also receive health, life and disability insurance under the same plan and terms as other employees of the Bank. He will receive a mid-size automobile to be used primarily for business purposes, and the Bank will pay operating, maintenance and insurance expenses for the automobile. The Bank will pay monthly membership dues for Mr. Coleman up to $75.00 per month at a local country club and the initiation fee of a local country club up to $3,000.

  Officers and directors of the Company will not be separately compensated for their services to the Company until the Company earns a cumulative profit.

  Directors will not be compensated for their services as directors until the Bank earns a cumulative profit.

Certain Transactions and Relationships

  It is possible that the Company and the Bank will have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank, including members of their families or corporations, partnerships or other organizations in which such directors and officers have a controlling interest. If such transactions occur, they will be on substantially the same terms (including price, or interest rate and collateral) as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank.

  To facilitate the Bank's formation, ten of the organizers (all of the directors of the Company, except Mr. Coleman) made a personal loan of $5,000 to the Company. Additionally, the organizers arranged a line of credit from SouthTrust Bank of Columbus, N.A., Columbus, Georgia, in the aggregate amount of $500,000 to pay organizational and pre-opening expenses for the Bank. The line of credit bears interest at the lender's prime rate (presently 8.25% per annum) and has a one-year term. The organizers have personally guaranteed the line of credit. The line of credit and interest costs will be repaid from the offering proceeds when the conditions to the offering have been satisfied. See "USE OF PROCEEDS."

  Charles W. Carter and Harry Lewis are first cousins.


     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

  There is currently no market for the shares of Common Stock and it is not likely that an active trading market will develop for the shares in the future. There are no present plans for the Company's Common Stock to be traded on any stock exchange or over-the-counter market. As a result, investors who need or wish to dispose of all or part of their shares may be unable to do so except in private, directly negotiated sales.


           DESCRIPTION OF COMMON STOCK OF THE COMPANY

General

  The Company's Articles of Incorporation authorize the Company to issue up to 10,000,000 shares of Common Stock, par value $5.00 per share, of which a minimum of 510,000 shares and a maximum of 700,000 shares will be issued pursuant to this offering.

  All shares of Common Stock of the Company will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors, and upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in all assets of the Company available for distribution to the shareholders. It is not anticipated that the Company will pay any cash dividends on the Common Stock in the near future. See "DIVIDENDS." Each holder of Common Stock will be entitled to one vote for each share on all matters submitted to the shareholders. Holders of Common Stock will not have any preemptive right to acquire authorized but unissued capital stock of the Company. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to the Common Stock. All shares of the Common Stock issued in accordance with the terms of this offering as described in this Prospectus will be fully-paid and non-assessable.

Shares Held by Affiliates

  Upon completion of this offering, the Company will have a minimum of 510,000 shares and a maximum of 700,000 shares outstanding. All of these shares will be freely tradeable without restriction or registration under the Securities Act of 1933, as amended (the "1933 Act"), except for shares purchased in this offering by the organizers.

  The organizers (the directors of the Company) are "affiliates" of the Company (as that term is defined in Rule 144 adopted under the 1933 Act), and, as a result, their shares will be subject to certain resale restrictions.

  Rule 144 generally provides that a person (including an affiliate of the Company) who has beneficially owned shares for at least two years would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock or the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale, whichever is greater. While affiliates may generally sell non-restricted shares under Rule 144 without regard to the length of their holding period, all shares purchased by the organizers will be purchased for investment purposes and not with a present intention of redistribution.

  There can be no assurance that a public market for the Common Stock will exist at any time subsequent to this offering. As a result, investors who may wish or who need to dispose of all or a part of their investment in the Common Stock may not be able to do so except for private direct negotiations with third parties, assuming that third parties are willing to purchase the Common Stock.


               CERTAIN PROVISIONS OF THE COMPANY'S
              ARTICLES OF INCORPORATION AND BYLAWS

  The Articles of Incorporation of the Company contain certain provisions which would have the effect of impeding an attempt to change or remove management of the Company or to gain control of the Company in a transaction not supported by its Board of Directors. The Articles of Incorporation of the Company also contain a provision which eliminates the potential personal liability of directors for monetary damages. The Bylaws of the Company contain certain provisions which provide indemnification for directors of the Company. Each of these provisions is discussed more fully below.

Change in Number of Directors

  Article 7 of the Articles of Incorporation of the Company provides that any change in the number of directors of the Company, as set forth in its Bylaws, would have to be made by the affirmative vote of 2/3 of the entire Board of Directors or by the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock.

  Under Georgia law, the number of directors may be increased or decreased from time to time by amendment to the Bylaws, unless the Articles of Incorporation provide otherwise or unless the number of directors is otherwise fixed by the shareholders.

Removal of Directors

  Article 8 of the Articles of Incorporation of the Company provides that directors of the Company may be removed during their terms with or without cause by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. "Cause" for this purpose is defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over the Company, or determination by at least 2/3 of the incumbent directors of the Company that the conduct of the director to be removed has been inimical to the best interests of the Company.

  Under Georgia law, any or all of the directors of a corporation may be removed with or without cause by the affirmative vote of a majority of the shares represented at a meeting at which a quorum is represented and entitled to vote thereon, unless the Articles of Incorporation provide otherwise.

Limitation of Liability

    Article 10 of the Company's Article of Incorporation, subject to certain exceptions, eliminates the potential personal liability of a director for monetary damages to the Company and to the shareholders of the Company for breach of a duty as a director. There is no elimination of liability for (a) a breach of duty involving appropriation of a business opportunity of the Company,
(b) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law, (c) a transaction from which the director derives an improper material tangible personal benefit, or (d) as to any payment of a dividend or approval of a stock repurchase that is illegal under the Georgia Business Corporation Code. Article 10 does not eliminate or limit the right of the Company or its shareholders to seek injunctive or other equitable relief not involving monetary damages.

  Article 10 was adopted by the Company pursuant to the Georgia Business Corporation Code which allows Georgia corporations, with the approval of their shareholders, to include in their Articles of Incorporation a provision eliminating or limiting the liability of directors, except in the circumstances described above. Article 10 was included in the Company's Articles of Incorporation to encourage qualified individuals to serve and remain as directors of the Company. While the Company has not experienced any problems in locating directors, it could experience difficulty in the future as the Company's business activities increase and diversify. Article 10 was also included to enhance the Company's ability to secure liability insurance for its directors at a reasonable cost. While the Company intends to obtain liability insurance covering actions taken by its directors in their capacities as directors, the Board of Directors believes that the current director's liability insurance environment, and the environment for the foreseeable future, is characterized by increasing premiums, reduced coverage and an increasing risk of litigation and liability. The Board of Directors believes that Article 10 will enable the Company to secure such insurance on terms more favorable than if such a provision were not included in the Articles of Incorporation.

Supermajority Voting on Certain Transactions

  Under Article 12 of the Articles of Incorporation of the Company, with certain exceptions, any merger or consolidation involving the Company or any sale or other disposition of all or substantially all of its assets will require the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock.
However, if the Board of Directors of the Company has approved the particular transaction by the affirmative vote of 2/3 of the entire Board, then the applicable provisions of Georgia law would govern and shareholder approval of the transaction would require the affirmative vote of the holders of only a majority of the outstanding shares of Common Stock entitled to vote thereon.

  The primary purpose of this Article is to discourage any party from attempting to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock followed by a forced merger or sale of assets without negotiation with management. Such a merger or sale might not be in the best interests of the Company or its shareholders. This provision may also serve to reduce the risk of a potential conflict of interest between a substantial shareholder on the one hand and the Company and its other shareholders on the other.

  The foregoing provision could enable a minority of the Company shareholders to prevent a transaction favored by the majority of the shareholders. Also, in some, circumstances, the directors could cause a 2/3 vote to be required to approve the transaction by withholding their consent to such a transaction, thereby enhancing their positions with the Company and the Bank. However, of the eight persons who are directors of the Company, only two will be affiliated with the Company and the Bank in a full-time management position.

Evaluation of an Acquisition Proposal

  Article 13 of the Company's Articles of Incorporation provides that the response of the Company to any acquisition proposal made by another party will be based on the Board's evaluation of the best interests of the Company and its shareholders. As used herein, the term "acquisition proposal" refers to any offer of another party (a) to make a tender offer or exchange offer for any equity security of the Company, (b) to merge or consolidate the Company with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets owned by the Company.

  Article 13 charges the Board, in evaluating an acquisition proposal, to consider all relevant factors, including (a) the expected social and economic effects of the transaction on the employees, customers and other constituents (e.g., suppliers of goods and services) of the Company and the Bank, (b) the expected social and economic effects on the communities within which the Company and the Bank operate, and (c) the consideration being offered by the other corporation in relation (i) to the then current value of the Company as determined by a freely negotiated transaction and (ii) to the Board of Directors' then estimate of the Company's future value as an independent entity. The enumerated factors are not exclusive, and the Board may consider other relevant factors.

  This Article has been included in the Company's Articles of Incorporation because the Bank is charged with providing support to and being involved with the communities it serves, and the Board believes its obligations in evaluating an acquisition proposal extend beyond evaluating merely the consideration being offered in relation to the then market or book value of the Common Stock. No provisions of Georgia law specifically enumerate the factors a corporation's board of directors should consider in the event the corporation is presented with an acquisition proposal.

  While the value of the consideration offered to shareholders is the main factor when weighing the benefits of an acquisition proposal, the Board believes it appropriate also to consider all other relevant factors. For example, this Article directs the Board to evaluate the consideration being offered in relation to the then current value of the Company determined in a freely negotiated transaction and in relation to the Board's then estimate of the future value of the Company as an independent concern. A takeover bid often places the target corporation virtually in the position of making a forced sale, sometimes when the market price of its stock may be depressed. The Board believes that frequently the consideration offered in such a situation, even though it may be in excess of the then market value (i.e., the value at which shares are then currently trading), it is less than that which could be obtained in a freely negotiated transaction. In a freely negotiated transaction, management would have the opportunity to seek a suitable partner at a time of its choosing and to negotiate for the most favorable price and terms which reflect not only the current value, but also the future value of the Company.

  One effect of this Article may be to discourage a tender offer in advance. Often an offeror consults the Board of a target corporation prior to or after commencing a tender offer in an attempt to prevent a contest from developing. In the opinion of the Board, this provision will strengthen its position in dealing with any potential offeror which might attempt to acquire the Company through a hostile tender offer. Another effect of this Article may be to dissuade shareholders who might be displeased with the Board's response to an acquisition proposal from engaging the company in costly litigation. This provision, however, does not affect the right of a shareholder displeased with the Board's response to an acquisition proposal to institute litigation against the Company and to allege that the Board breached an obligation to shareholders by not limiting its evaluation of an acquisition proposal to the value of the consideration being offered in relation to the then market or book value of the Common Stock.

  Article 13 would not make an acquisition proposal regarded by the Board as being in the best interests of the Company more difficult to accomplish. It would, however, permit the Board to determine that an acquisition proposal was not in the best interests of the Company (and thus to oppose it) on the basis of the various factors deemed relevant. In some cases, such opposition by the Board might have the effect of maintaining the positions of incumbent management.

Amendment of Provisions

  Any amendment of Articles 7, 8, 10, 12, and 13 of the Company's Articles of Incorporation requires the affirmative vote of the holders of at least 2/3 of the outstanding shares of Common Stock, unless 2/3 of the entire Board of Directors approves the amendment. If 2/3 of the Board approves the amendment, the applicable provisions of Georgia law would govern, and the approval of only a majority of the outstanding shares of Common Stock would be required.

Indemnification

  The Bylaws of the Company contain certain indemnification provisions which provide that directors, officers, employees or agents of the Company will be indemnified against expenses actually and reasonably incurred by them if they are successful on the merits of a claim or proceedings.

  When a case or dispute is not ultimately determined on its merits (i.e., it is settled), the indemnification provisions provide that the Company will indemnify directors when they meet the applicable standard of conduct. The applicable standard of conduct is met if the director acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, if the director had no reasonable cause to believe his or her conduct was unlawful. Whether the applicable standard of conduct has been met is determined by the Board of Directors, the shareholders or independent legal counsel in each specific case.

  The Bylaws of the Company also provide that the indemnification rights set forth therein are not exclusive of other indemnification rights to which a director may be entitled under any bylaw, resolution or agreement either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. The Company can also provide for greater indemnification than that set forth in the Bylaws if it chooses to do so, subject to approval by the Company's shareholders. The Company may not, however, indemnify a director for liability arising out of circumstances which constitute exceptions to limitation of a director's liability for monetary damages. See "CERTAIN PROVISIONS OF THE COMPANY'S ARTICLES AND BYLAWS - Limitation of Liability."

  The indemnification provisions of the Bylaws specifically provide that the Company may purchase and maintain insurance on behalf of any director against any liability asserted against such person and incurred by him in any such capacity, whether or not the Company would have had the power to indemnify against such liability.

  The Company is not aware of any pending or threatened action, suit or proceeding involving any of its directors or officers for which indemnification from the Company may be sought.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceedings is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                   SUPERVISION AND REGULATION

  Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules and regulations affecting the Company and the Bank. This summary is qualified in its entirety by reference to the particular statutory and regulatory provision referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of the Company and the Bank. Supervision regulation and examination of the Company and the Bank by the bank regulatory agencies are intended primarily for the protection of depositors rather than shareholders of the Company.

Bank Holding Company Regulation

  The Company will be a registered holding company under the Bank Holding Company act of 1956 (the "BHC Act") and the Georgia Bank Holding Company Act (the "Georgia BHC Act") and will be regulated under such acts by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and by the Department of Banking, respectively.

  As a bank holding company, the Company is required to file annual reports with the Federal Reserve and the Department of Banking and such additional information as the applicable regulator may require pursuant to the BHC Act and the Georgia BHC Act. The Federal Reserve and the Department of Banking may also conduct examinations of the Company to determine whether it is in compliance with both BHC Acts and the regulations promulgated thereunder.

  The BHC Act also requires every bank holding company to obtain prior approval from the Federal Reserve before acquiring direct or indirect ownership or control of more than 5% of the voting shares of any bank which is not already majority owned or controlled by that bank holding company. Acquisition of any additional banks would also require prior approval from the Department of Banking.

  On September 29, 1994, President Clinton signed the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") which amends federal law to permit bank holding companies to acquire existing banks in any state effective September 29, 1995, and any interstate bank holding company is permitted to merge its various bank subsidiaries into a single bank with interstate branches effective June 1, 1997. States have the authority to authorize interstate branching prior to June 1, 1997 or alternatively, to opt out of interstate branching prior to that date.

  In addition to having the right to acquire ownership or control of other banks, a bank holding company is authorized to acquire ownership or control of nonbanking companies, provided the activities of such companies are so closely related to banking or managing or controlling banks that the Federal Reserve considers such activities to be proper to the operation and control of banks. Regulation Y, promulgated by the Federal Reserve, sets forth those activities which are regarded as closely related to banking or managing or controlling banks and, thus, are permissible activities for bank holding companies, subject to approval by the Federal Reserve in individual cases.

  Federal Reserve policy requires a bank holding company to act as a source of financial strength and to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not be warranted. Under these provisions, a bank holding company may be required to loan money to its subsidiaries in the form of capital notes or other instruments which qualify for capital under regulatory rules. Any loans by the holding company to such subsidiary banks are likely to be unsecured and subordinated to such bank's depositors and perhaps to its other creditors.

Bank Regulation

  The Company will initially have one subsidiary bank. The Bank will be a state bank chartered under the laws of the State of Georgia and will be subject to examination by the Department of Banking. The Department of Banking regulates or monitors all areas of a bank's operations and activities, including reserves, loans, mergers, issuance of securities, payment of dividends, interest rates and establishment of branches.

  The Bank will also be insured and regulated by the Federal Deposit Insurance Corporation (the "FDIC"). The major functions of the FDIC with respect to insured banks include paying depositors to the extent provided by law in the event an insured bank is closed without adequately providing for payment of the claims of depositors, acting as a receiver of state banks placed in receivership when so appointed by state authorities, and preventing the continuance or development of unsound and unsafe banking practices. In addition, the FDIC is authorized to examine insured state banks which are not members of the Federal Reserve to determine the condition of such banks for insurance purposes. The FDIC also approves conversions, mergers consolidations and assumption of deposit liability transactions between insured banks and noninsured banks or institutions to prevent capital or surplus diminution in such transactions where the resulting, continued or assuming bank is an insured non-member state bank.

  Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the BHC Act on any extension of credit to the bank holding company or any of its subsidiaries, on investment in the stock or other securities of the bank holding company or its subsidiaries, and on the taking of such stock or securities as collateral for loans to any borrower. In addition, a bank holding company and its subsidiaries are prohibited for engaging in certain tying arrangements in connection with any extension of credit or provision of any property or services.

Capital Requirements

  Regulatory agencies measure capital adequacy with a framework that makes capital requirements sensitive to the risk profile of the individual banking institution. The guidelines define capital as either Tier 1 capital (primary shareholders equity) or Tier 2 capital (certain debt instruments and a portion of the reserve for loan losses). There are two measures of capital adequacy for bank holding companies and their subsidiary banks: the Tier 1 leverage ratio and the risk-based capital requirements. Bank holding companies and their subsidiary banks must maintain a minimum Tier 1 leverage ratio of 4%. In addition, Tier 1 capital must equal 4% of risk-weighted assets, and total capital (Tier 1 plus Tier 2) must equal 8% of risk-weighted assets. These are minimum requirements, however, and institutions experiencing internal growth (which will initially be the case for the Bank) or making acquisitions, as well as institutions with supervisory or operational weaknesses, will be expected to maintain capital positions well above these minimum levels.

  The federal banking agencies have proposed amending the capital adequacy standards to provide for the consideration of interest rate risk in the overall determination of a bank's capital ratio and to require banks with greater interest rate risk to maintain adequate capital for the risk. It is uncertain what effect these regulations, when implemented, would have on the Company and the Bank.

  The Federal Deposit Insurance Corporation Improvements Act of 1991 (the "1991 Act") imposes a regulatory matrix which requires the federal banking agencies to take prompt corrective action to deal with depository institutions that fail to meet their minimum capital requirements or are otherwise in a troubled condition. The prompt corrective action provisions require undercapitalized institutions to become subject to an increasingly stringent array of restrictions, requirements and prohibitions, as their capital levels deteriorate and supervisory problems mount. Should these corrective measures provide unsuccessful in recapitalizing the institution and correcting its problems, the 1991 Act mandates that the institution be placed in receivership.

  Pursuant to regulations promulgated under the 1991 Act, the corrective actions that the banking agencies either must or may take are tied primarily to an institution's capital levels. In accordance with the framework adopted by the 1991 Act, the banking agencies have developed a classification system, pursuant to which all banks and thrifts are placed into one of five categories: well-capitalized institutions, adequately capitalized institutions, undercapitalized institutions, significantly undercapitalized institutions and critically undercapitalized institutions. The capital thresholds established for each of the categories are as follows:

Capital          Tier 1       Total Risk-       Tier 1 Risk-
Category         Capital      Based Capital     Based Capital    Other

Well Capitalized 5% or more   10% or more       6% or more       Not
                                                                 Subject
                                                                 to a
                                                                 capital
                                                                 directive

Adequately       4% or more   8% or more        4% of more          -
Capitalized

Undercapitalized less than 4% less than 8%      less than 4%        -

Significantly    less than 3% less than 6%      less than 3%        -
Undercapitalized

Critically       2% or less       -             -                   -
Undercapitalized tangible equity

    The capital guidelines can affect the Company in several ways. After completion of this offering, the Company's capital levels will initially be more than adequate. However, rapid growth, poor loan portfolio performance, poor earnings performance, or a combination of these factors, could change the Company's capital position in a relatively short period of time, making an additional capital infusion necessary.

    The Department of Banking will require the Bank to maintain a ratio (the "primary capital ratio") of total capital (which is essentially Tier 1 capital plus the allowance for loan losses) to total assets (defined as balance sheet assets plus the allowance for loan losses) of at least 6%. In addition, the Bank expects that, in accordance with the Department of Banking policy, the Bank will be required to maintain a primary capital ratio of 8% during its first three years of operation.

CRA and Fair Lending

    On April 19, 1995, the federal bank regulatory agencies adopted revisions to the regulations promulgated pursuant to the Community Reinvestment At (the "CRA"), which are intended to set distinct assessment standard for financial institutions. The revised regulation contains three evaluation tests: (a) a lending test which will compare the institution's market share of loans in low- and moderate-income areas to its market share of loans in its entire service area and the percentage of a bank's outstanding loans to low- and moderate-income areas or individuals, (b) a services test which will evaluate the provision of services that promote the availability of credit to low- and moderate-income areas, and (c) an investment test, which will evaluate an institution's record of investments in organizations designed to foster community development, small- and minority-owned businesses and affordable housing lending, including state and local government housing or revenue bonds. The regulation is designed to reduce the paperwork requirements of the current regulations and provide regulators, institutions and community groups with a more objective and predictable manner with which to evaluate the CRA performance of financial institutions. The rule became effective on January 1, 1996, at which time evaluation under streamlined procedures began for institutions with assets of less than $250 million that are owned by a holding company with total assets of less than $1 billion.

    Congress and various federal agencies (including, in addition to the bank regulatory agencies, the Department of Housing and Urban Development, the Federal Trade Commission and the Department of Justice) (collectively the "Federal Agencies") responsible for implementing the nation's fair lending laws have been increasingly concerned that prospective home buyers and other borrowers are experiencing discrimination in their efforts to obtain loans. In recent years, the Department of Justice has filed suit against financial institutions which it determined had discriminated, seeking fines and restitution for borrowers who allegedly suffered from discriminatory practices. Most, if not all, of these suits have been settled (some for substantial sums) without a full adjudication on the merits.

    On March 8, 1994, the Federal Agencies, in an effort to clarify what constitutes lending discrimination and to specify the factors the agencies will consider in determining if lending discrimination exists, announced a joint policy statement detailing specific discriminatory practices prohibited under the Equal Credit Opportunity Act and the Fair Housing Act. In the policy statement, three methods of proving lending discrimination were identified:
(a) overt evidence of discrimination, when a lender blatantly discriminates on a prohibited basis, (b) evidence of disparate treatment, when a lender treats applicants differently based on a prohibited factor even where there is no showing that the treatment was motivated by prejudice or a conscious intention to discriminate against a person, and (c) evidence of disparate impact, when a lender applies a practice uniformly to all applicants, but the practice has a discriminatory effect, even where such practices are neutral on their face and are applied equally, unless the practice can be justified on the basis of business necessity.

FDIC Insurance Assessments

    The Bank will be subject to FDIC deposit insurance assessments for the Bank Insurance Fund. The FDIC has implemented a risk-based assessment system whereby banks are assessed on a sliding scale depending on their placement in nine separate supervisory categories. The highest-rated institutions pay the statutory annual minimum of $2,000 for FDIC insurance. Rates for all other institutions are reduced by four cents per $100 as well, leaving a premium range of 3 cents to 27 cents per $100.

Future Requirements

    Statutes and regulations are regularly proposed which contain wide-ranging proposals for altering the structures, regulations and competitive relationship of the nation's financial institutions.
It cannot be predicted whether or what form any proposed statute or regulation will be adopted or the extent to which the business of the Company and the Bank may be affected by such statute or regulation.


                          LEGAL MATTERS

    The validity of the Common Stock offered hereby will be passed upon for the Company by Stewart, Melvin & Frost, LLP, Gainesville, Georgia.


                             EXPERTS

    The financial statements of the Company at August 31, 1996, and for the period from March 15, 1996 (inception) until August 31, 1996, set forth herein have been so included in reliance on the report of Snyder, Camp, Stewart & Co., LLP, independent certified public accountants, given on the authority of that firm as experts in accounting and auditing.

                  FIRST GEORGIA COMMUNITY CORP.
                  (A development stage company)

                      Financial Statements
              For the Period Ending August 31, 1996

FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)




Index to Financial Statements


Independent Auditors' Report                             F-2


Financial Statements:

  Balance Sheet as of August 31, 1996                    F-3

  Statement of Operations for the period from
  March 15, 1996 (inception) to August 31, 1996          F-4

  Statement of Stockholder's Equity for the
  period from March 15, 1996 (inception) to August
  31, 1996                                               F-5

  Statement of Cash Flows for the period from
  March 15, 1996 (inception) to August 31, 1996          F-6


  Notes to Financial Statements                          F-7
























F-1







INDEPENDENT AUDITORS' REPORT






To the Board of Directors
First Georgia Community Corp.


We have audited the accompanying balance sheet of First Georgia Community Corp. (a development stage corporation) as of August 31, 1996, and the related statements of operations, stockholder's equity and cash flows for the period from March 15, 1996 (inception) to August 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Georgia Community Corp. as of August 31, 1996 and the results of its operations and its cash flows for the period from March 15, 1996 (inception) to August 31, 1996 in conformity with generally accepted accounting principles.






                           /s/   SNYDER, CAMP, STEWART & CO., LLP

Norcross, Georgia
September 17, 1996





F-2
FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Balance Sheet
August 31, 1996




           Assets

Cash                                            $  8,778.78
Deferred organization costs                       53,742.22
Other assets                                      18,839.00

                                                $  81,360.00



   Liabilities and Stockholder's Equity

Liabilities:
 Advances from organizers                       $106,000.00
 Accrued expenses                                    233.21

   Total liabilities                             106,233.21


Stockholder's equity:
 Capital stock, $5.00 par value; 10,000,000 shares
  authorized; 1 share issued and outstanding           5.00
 Additional paid-in capital                            5.00
 Accumulated deficit                             (24,883.21)

   Total stockholder's equity                    (24,873.21)

                                                $    81,360.00













See accompanying auditors' report and notes to financial statements.

F-3


FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Statement of Operations
For the Period from March 15, 1996 (inception) to August 31, 1996

Expenses:

 Personnel expenses                             $(24,650.00)

 Interest                                           (233.21)


   Net loss                                     $ (24,883.21)




























See accompanying auditors' report and notes to financial statements.


F-4

FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Statement of Stockholder's Equity
For the Period from March 15, 1996 (inception) to August 31, 1996


                                                  Deficit
                                                  Accumulated
                                                  Additional  During the
                           Preferred   Common    Paid-in     Development
                           Stock       Stock     Capital     Stage         Total

Proceeds from the sale of
 organization shares       $  -       5.00        5.00          -          10.00

Net loss                      -        -           -      (24,883.21)(24,883.21)

Balance, August 31, 1996   $   -      5.00        5.00    (24,883.21)(24,873.21)























See accompanying auditors' report and notes to financial statements.


F-5
FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Statement of Cash Flows
For the Period from March 15, 1996 (inception) to August 31, 1996



Cash flows from operating activities:
 Net loss                                       $(24,883.21)
 Adjustments to reconcile net
  loss to net cash used
  for operating activities:
   Increase in deferred expenses                 (53,742.22)
   Increase in accrued expenses                      233.21

         Net cash used for operating activities  (78,392.22)

Cash flows from investing activities:
 Increase in other assets                         18,839.00

        Net cash used by investing activities    (18,839.00)

Cash flows from financing activities:
 Proceeds from the sale of organization shares         10.00
 Increase in advances from organizers             106,000.00

      Net cash provided by financing activities   106,010.00


Net increase in cash and cash equivalents      $    8,778.78











See accompanying auditors' report and notes to financial statements.

FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Notes to Financial Statements
August 31, 1996

(1)Organization and Summary of Significant Accounting Policies

First Georgia Community Corp. (the "Company") was incorporated on August 7, 1996, for the purpose of becoming a bank holding company for its proposed wholly owned subsidiary, First Georgia Community Bank (the "Bank"), which will operate in the Butts County area. The organizers of the Bank filed a joint applica-tion to charter the Bank with the Department of Banking and Finance and the Federal Deposit Insurance Corporation. The Company is also making an applica-tion to become a bank holding company with the Federal Reserve Bank of Atlanta.

Neither the Company nor the Bank has commenced their respective operations as a bank holding company or as a commercial bank and neither will do so unless regulatory approvals are obtained and the required capitalization of the Bank by the Company is obtained from proceeds of the sale of the Company's common stock.

Prior to the Company's incorporation on August 7, 1996, organizational and pre-opening activities were conducted by the organizers. Expenditures on behalf of the Company by the organizers are considered expenditures of the Company. Costs of organizing the Company have been capitalized and will be amortized over five years using the straight-line method upon commencement of operations. Costs of the intended common stock offering have been deferred and will be offset against the proceeds of the offering upon successful completion. These costs will be
charged to expense if the minimum offering is not purchased.   Additional
costs are expected to be incurred for both organization costs and stock offering costs.

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Financial instruments that potentially subject the Company to credit risk include cash on deposit with banks. The fair values of cash and interest bearing borrowings approximate their carrying amounts.

  The Company will be subject to federal and state income taxes when taxable income is generated. No income taxes have been recognized because no taxable income has been generated.

 The Company plans to adopt a calendar year for both financial reporting and tax reporting purposes.

FIRST GEORGIA COMMUNITY CORP.
(A Development Stage Corporation)
Notes to Financial Statements, Continued
August 31, 1996


(2)Advances from Organizers
Prior to incorporation, the organizers secured a line of credit with a maximum limit of $500,000. Organizational costs, pre-opening expenses, and offering expenses incurred prior to commencing operations, will be funded through the use of this line. The line has a maturity date of June 10, 1997 and carries an initial interest rate of 8.25%, which varies with the prime rate. The outstanding balance of $51,000 on August 31, 1996 is included in advances from organizers. Upon successful completion of the sale of common stock, the organizers will be reimbursed from the proceeds from the offering. If the offering is not successful, the advances will not be repaid.

(3)Common Stock Offering
   The Company intends to file a Registration Statement on Form SB-2 with the Securities and Exchange Commission offering for sale a minimum of 510,000 and a maximum of 700,000 shares of the Company's $5.00 par value common stock at $10 per share.

(4)Stock Option Plan
The Company plans to offer stock options for as many as 20,000 shares of its common stock to its President under terms of an employment agreement. The per share exercise price for all options granted pursuant to the employment agreement is the greater of book value or $10.

(5)Commitments
The Company has entered into agreements with an organizer of the Company for the purchase of properties to be used for banking locations. The aggregate contract purchase price for these properties is $395,000. Closing is contingent upon approval by regulatory authorities and successful completion of the sale of the Company's stock.

The organizers of the Bank have entered into an employment agreement with one of the organizing directors to serve as President and Chief Executive Officer of the Company and the Bank providing for an annual base salary, the right to receive a bonus (based upon performance standards), the right to receive stock options, and other customary executive benefits.

                     SUBSCRIPTION AGREEMENT           EXHIBIT "A"


First Georgia Community Corp.
150 Covington Street
P. O. Box 1534
Jackson, Georgia  30233
Attn:  John L. Coleman

Gentlemen:

 The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock, par value $5.00 per share (the "Common Stock"), of First Georgia Community Corp., a Georgia corporation (the "Company"), indicated below. The undersigned has executed and delivered this Subscription Agreement in connection with the Company's offering of Common Stock described in its Prospectus date _____________________, 1996. (Such Prospectus, including any amendments and supplements thereto, is herein called the "Prospectus").

 The undersigned agree to purchase the shares of Common Stock subscribed for herein for the purchase price of $10.00 per share. All checks should be made payable to "SouthTrust Bank - Escrow Account for First Georgia Community Corp." A check in an amount equal to the full subscription price is enclosed with this Subscription Agreement.

 The undersigned acknowledges receipt of a copy of the Prospectus. The undersigned further acknowledges that the Company has not yet begun operations and that an investment in the Common Stock involves significant risks, as set forth under "Risk Factors" in the Prospectus. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Common Stock, the accuracy or adequacy of the Prospectus, or any recommendations or endorsement concerning an investment in the Common Stock.

 The undersigned agrees that this subscription is binding on the undersigned and is irrevocable by the undersigned until the Expiration Date as defined in the Prospectus. The undersigned acknowledges that this Subscription Agreement shall not constitute a valid and binding obligation of the Company until accepted by the Company in writing, and that the Company has the right to reject this Subscription Agreement, either in whole or in part, in its sole discretion.

Number of Shares
(minimum 100 shares):            _____________________________________________
                                 Please PRINT or
                                 TYPE exact name(s) in which
Total Subscription Price         undersigned desires shares to be registered
(at $10.00 per share):  $_________

                         SUBSTITUTE W-9


Under the penalties of perjury, I certify that: (a) the Social Security number of Taxpayer Identification Number given below is correct; and (2) I am not subject to backup withholding.
INSTRUCTION: YOU MUST CROSS OUT #2 ABOVE IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING BECAUSE OF UNDER REPORTING INTEREST OR DIVIDENDS ON YOUR TAX RETURN.


______________________________     _______________________________
Date                               Signatures(s)*


______________________________     ________________________________
Area Code and Telephone No.        Please indicate form of
                                   ownership the undersigned
                                   desires for the shares
                                   individual, joint tenants
                                   with right of survivorship,
                                   tenants in common, trust,
                                   corporation, partnership,
                                   custodian, etc.)

______________________________
Social Security or Federal         ________________________________
Taxpayer Identification No.        Street Address

                                   ________________________________
                                   City/State/Zip Code


                 TO BE COMPLETED BY THE COMPANY

Accepted as of ________________, 199___, as to ____________ shares.

FIRST GEORGIA COMMUNITY CORP.

By:_____________________________
   Signature

   ____________________________
   Print Name

* When signing as attorney, trustee, administrator, or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. In case of joint tenants, each joint owner must sign.

_____________________________________________________
The Company reserves the right, in its sole discretion to reject any and all subscriptions, and no subscription will be effective until accepted by the Company.

No person has been authorized by the Company to give any information or to make any representations not contained in this Prospectus, and any information or statement not contained herein must not be relied upon as having been authorized by the Company. The delivery of this Prospectus does not imply that the information contained herein is correct as of any time subsequent to its date.

The Company has undertaken to update this Prospectus to reflect any facts or events arising after the date hereof, which individually or in the aggregate represent a fundamental change in the information set forth herein and to include any material information with respect to the plan of distribution not previously disclosed in the Prospectus or any material changes to such information.

Subscribers should not construe the contents of this Prospectus or any communication from the Company, whether written or oral, as legal, tax accounting, or other expert advice. Each subscriber should consult his or her own counsel, accountants and other professional advisors as to all matters concerning his or her investment in shares of the Common Stock.

The shares of Common Stock of the Company offered hereby are not deposits insured by the Federal Deposit
Insurance Corporation.

This Prospectus does not constitute an offer to sell in any jurisdiction or a solicitation of an offer to buy any of the shares of the Common Stock to any person in any jurisdiction in which such offer or solicitation is unlawful.

       TABLE OF CONTENTS

                     Page

Risk Factors..................................................
The Offering..................................................
Use of Proceeds.............................................
Estimated Expenditures...................................
Pro Forma Capitalization.................................
Dividends......................................................
Business of the Company and the Bank............
Management.................................................
Market for Common Stock and Related
  Shareholder Matters.....................................
Description of Common Stock of the
  Company....................................................
Certain Provisions of the Company's
  Articles of Incorporation and
  ByLaws......................................................
Supervision and Regulation.............................
Legal Matters................................................
Experts.........................................................
Financial Statements......................................F-1
Subscription Agreement..................................Exhibit "A"
_____________________________________________________

_____________________________________________________








 FIRST GEORGIA COMMUNITY CORP.

A Proposed Bank Holding Company

              for

 FIRST GEORGIA COMMUNITY BANK

     A Proposed State Bank












            700,000

           Shares of

         Common Stock




          PROSPECTUS


____________________________________

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

  Consistent with the pertinent provisions of the laws of Georgia, the Registrant's Articles of Incorporation provide that the Registrant shall have the power to indemnify its directors and officers against expenses (including attorney's fees) and liabilities arising from actual or threatened actions, suits or proceedings, whether or not settled, to which they become subject by reason of having served in such role if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Advances against expenses shall be made so long as the person seeking indemnification agrees to refund the advances if it is ultimately determined that he or she is not entitled to indemnification. A determination of whether indemnification of a director or officer is proper because he or she met the applicable standard of conduct shall be made (a) by the Board of Directors of the Registrant, (b) in certain circumstances, by independent legal counsel in a written opinion, or (c) by the affirmative vote of a majority of the shares entitled to vote.

Item 25.  Other Expenses of Issuance and Distribution.

  Expenses of the sale of the Registrant's Common Stock, $5.00 par value, are as follows:

  Registration Fee                              $  2,414
  Legal Fees and Expenses (Estimate)              20,000
  Accounting Fees and Expenses (Estimate)          5,000
  Printing and Engraving Expenses (Estimate)        2,500
  Miscellaneous (Estimate)                          5,086

  Total                                         $  35,000

Item 26.  Recent Sales of Unregistered Securities.

  On August 8, 1996, the Registrant issued to John L. Coleman, in a private placement one share of the Registrant's Common Stock, $5.00 par value per share, for an aggregate purchase price of $10 in connection with the organization of the Company. The sale to Mr. Coleman was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of such Act because it was a transaction by an issuer which did not involve a public offering.

Item 27.  Exhibits.

Exhibit Description
Number
  3.1   Articles of Incorporation
  3.2   ByLaws
  4.1 Instruments Defining Rights of Security Holders. See Articles of Incorporation at Exhibit 3.1 hereto and Bylaws at Exhibit 3.2 hereto.
  5.1   Legal Opinion of Stewart, Melvin & Frost, LLP
10.1    Real Estate Sales Contract
10.2    Contract for Sale of Realty
10.3    Employment Agreement of John L. Coleman
21.1    Subsidiaries of First Georgia Community Corp.
23.1    Consent of Snyder, Camp, Stewart & Co., LLP
23.2 Consent of Stewart, Melvin & Frost, LLP (appears in Legal Opinion at Exhibit 5 hereto)
24.1 Power of Attorney (appears on the signature page to this Registration Statement on Form SB-2)


Item 28.  Undertakings.

  The undersigned Registrant hereby undertakes as follows:

  (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information set forth in the Registration Statement, and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering rate may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in column and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

    (iii) To include any additional or changed material information the plan of distribution.

    (2) For the purpose of determining any liability under the Securities Act of 1933, to treat each post-effective amendment an a new Registration Statement of the securities offered, and the offering the securities at the time shall be deemed to be the initial bona fide offering.

    (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of this offering.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Jackson, State of Georgia, on October 3, 1996.

                              FIRST GEORGIA COMMUNITY CORP.

                              By: s/John L. Coleman
                              Print Name:  John L. Coleman
                              Title:  President and Chief Executive
                                      Officer


                        POWER OF ATTORNEY


  KNOW ALL MEN BY THESE PRESENT that each person whose signature appears below constitutes and appoints John L. Coleman and Alfred
D. Fears, Jr. his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue of the powers herein granted.

  Pursuant to the requirements to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                              Position               Date


s/ John L. Coleman                Director; President    10/3/96
John L. Coleman                   and C.E.O.

s/ Alfred D. Fears, Jr.           Director; Corporate    10/3/96
Alfred D. Fears, Jr.              Secretary and C.A.O.

s/ Harry Lewis                    Director; Treasurer    10/3/96
Harry Lewis                       and C.F.O.

s/D. Richard Ballard              Director               10/3/96
D. Richard Ballard

s/Charles W. Carter               Director               10/3/96
Charles W. Carter

s/William B. Jones                Director               10/3/96
William B. Jones

______________________________    Director               ________
Joey McClelland

______________________________    Director               ________
Alexander Pollack

s/ Robert Ryan                    Director               10/3/96
Robert Ryan

s/ James H. Warren                Director               10/3/96
James H. Warren

______________________________    Director               ________
George L. Weaver

                        INDEX OF EXHIBITS


Exhibit                                         Sequential
Number     Description                             Page

  3.1      Articles of Incorporation            __________

  3.2      Bylaws                               __________

  4.1      Instruments Defining Rights of Security
           Holders.  See Articles of Incorporation
           at Exhibit 3.1 hereto and Bylaws at
           Exhibit 3.2 hereto.                  __________

  5.1      Legal Opinion of Stewart, Melvin &
           Frost, LLP                           __________

10.1       Purchase Real Estate Sales Contract  __________

10.2       Contract for Sale of Realty          __________

10.3       Employment Agreement of
           John L. Coleman                      __________

21.1       Subsidiaries of First
           Georgia Community Corp.              __________

23.1       Consent of Snyder, Camp, Stewart
           & Co., LLP                           __________

23.2       Consent of Stewart, Melvin
           & Frost, LLP                         __________

24.1       Power of Attorney (appears on the signature
           page to this Registration Statement on
           Form SB-2)                           __________

                                                      EXHIBIT 3.1
                    ARTICLES OF INCORPORATION
                               OF
                  FIRST GEORGIA COMMUNITY CORP.



                               1.

  The name of the Corporation is: "First Georgia Community Corp."

                               2.

  The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                               3.

  The object of the Corporation is pecuniary gain and profit, and the Corporation is formed for the purpose of becoming and operating as a bank holding company and engaging in such related and permissible activities in connection therewith as the Board of Directors may from time to time specify by resolution.

                               4.

  The Corporation shall have authority to issue Ten Million
(10,000,000) shares of common stock (the "Common Stock"), $5.00 par value.

                               5.

  The initial registered office of the Corporation shall be at 150 Covington Street, Jackson, Butts County, Georgia 30233. The initial registered agent of the Corporation at such address shall be John L. Coleman.

                               6.

  The mailing address of the initial principal office of the corporation is 150 Covington Street, P. O. Box 1534, Jackson,
Georgia 30233.

                               7.

  (a) Except as provided in paragraph (b) of this Article 7, the Board of Directors shall have the right to adopt, amend or repeal the bylaws of the Corporation by the affirmative vote of a majority of all directors then in office, and the shareholders shall have such right by the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote in an election of directors.
  (b) Notwithstanding paragraph (a) of this Article 7, any amendment of the bylaws of the Corporation changing the number of directors shall require the affirmative vote of two-thirds (2/3) of all directors then in office or the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                               8.

  (a) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed without cause only by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation.
  (b) At any shareholders' meeting with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed with cause only by the affirmative vote of the holders of a majority of the shares of the Corporation represented at the meeting either in person or by proxy.
  (c) For purposes of this Article 8, a director of the Corporation may be removed for cause if (i) the director has been convicted of a felony; (ii) any bank regulatory authority having jurisdiction over the Corporation requests or demands the removal; or (iii) at least two-thirds (2/3) of the directors of the Corporation then in office, excluding the director to be removed, determine that the director's conduct has been inimical to the best interests of the Corporation.
  (d) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 8 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote in an election of directors, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                               9.

  The initial Board of Directors of the Corporation shall consist of eleven (11) members who shall be and whose addresses are:
  D. Richard Ballard
  1018 Stark Road
  Jackson, GA  30233

  Charles W. Carter
  853 W. 3rd Street
  Jackson, GA  30233

  John L. Coleman
  3 Walnut Drive
  Cartersville, GA  30120

  Alfred D. Fears, Jr.
  448 Foxhollow Woods Drive
  Jackson, GA  30233

  William B. Jones
  642 Stark Road
  Jackson, GA  30233
  Harry Lewis
  549 Wesley Drive
  Jackson, GA  30233

  Joey McClelland
  2419 W. Highway 16
  Jackson, GA  30233

  Dr. Alexander Pollack
  140 Strickland Pasture Road
  Jackson, GA  30233

  Robert Ryan
  108 Old McIntosh Circle
  Jackson, GA  30233

  James H. Warren
  866-A Halls Bridge Road
  Jackson, GA  30233

  George L. Weaver
  2705 High Falls Road
  Jackson, GA  30233


                               10.

  (a) A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages, for breach of any duty as a director, except for liability for:
    (i) any appropriation, in violation of his or her duties, of any business opportunity of the Corporation;
    (ii)   acts or omissions not in good faith or which involve
           intentional misconduct or a knowing violation of law;
         (iii) the types of liability set forth in Section 14-2-
               832 of the Georgia Business Corporation Code
               dealing with unlawful distributions of corporate assets to shareholders; or
    (iv) any transaction from which the director derived an improper material tangible personal benefit.
  (b) Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 10 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                               11.

  Any action required by law or by the Bylaws of the Corporation to be taken at a meeting of the shareholders of the Corporation, and any action which may be taken at such a meeting, may be taken without a meeting, if written consent, setting forth the action so taken, is signed by persons entitled to vote at a meeting those shares having sufficient voting power to cast not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. Notice of such action without a meeting by less than unanimous written consent shall be given within ten
(10) days after taking such action to those shareholders of record on the date when the written consent is first executed and whose shares were not represented on the written consent.

                               12.

  (a) Approval of any merger or share exchange of the Corporation with or into any other corporation, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to any other corporation, person or other entity, shall require either:
    (i) the affirmative vote of two-thirds (2/3) of the directors of the Corporation then in office and the affirmative vote of a majority of the issued and outstanding shares of the Corporation entitled to vote; or
    (ii) the affirmative vote of a majority of the directors of the Corporation then in office and the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote.
  (b) The Board of Directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to the Corporation, whether any sale, lease, exchange or other disposition of part of the assets of the Corporation involves substantially all of the assets of the Corporation.
  (c) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 12 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                               13.

  (a) The Board of Directors, when evaluating any offer of another party (i) to make a tender offer or exchange offer for any equity security of the Corporation, (ii) to merge or consolidate any other corporation with the Corporation, or (iii) to purchase or otherwise acquire all or substantially all of the assets of the Corporation, shall, in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation: (A) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of the Corporation and its subsidiaries, and on the communities within which the Corporation and its subsidiaries operate (it being understood that any subsidiary bank of the Corporation is charged with providing support to and being involved in the communities it serves); and
(B) the consideration being offered by the other party in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity.
  (b) Unless two-thirds (2/3) of the directors then in office shall approve the proposed change, this Article 13 may be amended or rescinded only by the affirmative vote of the holders of at least two-thirds (2/3) of the issued and outstanding shares of the Corporation entitled to vote thereon, at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting.

                               14.

  Should any provision of these Articles of Incorporation, or any clause hereof, be held to be invalid, illegal or unenforceable, in whole or in part, the remaining provisions and clauses of these Articles of Incorporation shall remain valid and fully enforceable.

                               15.

  The name and address of the incorporator of the Corporation is John L. Coleman, 150 Covington Street, Jackson, Georgia 30233.

  IN WITNESS WHEREOF, the undersigned has caused these Articles of Incorporation to be executed, this 6th day of August, 1996.
                                  STEWART, MELVIN & FROST, LLP
                                  By: s/Treadwell Syfan
                                  Attorneys for Incorporator


Stewart, Melvin & Frost, LLP
P.O. Box 3280
Gainesville, Georgia 30503
770-536-0101

                                                      EXHIBIT 3.2












             BYLAWS OF FIRST GEORGIA COMMUNITY CORP.

                            BYLAWS OF
                  FIRST GEORGIA COMMUNITY CORP.

                              INDEX


                                                             Page

ARTICLE ONE - OFFICES.......................................

ARTICLE TWO - SHAREHOLDERS' MEETINGS........................

  2.1  Annual Meeting....................................
  2.2  Special Meeting...................................
  2.3  Place.............................................
  2.4  Notice............................................
  2.5  Quorum............................................
  2.6  Proxies; Required Vote............................
  2.7  Presiding Officer and Secretary...................
  2.8  Shareholder List..................................
  2.9  Action in Lieu of Meeting.........................

ARTICLE THREE - DIRECTORS...................................

  3.1  Management........................................
  3.2  Number of Directors...............................
  3.3  Vacancies.........................................
  3.4  Election of Directors.............................
  3.5  Removal...........................................
  3.6  Resignation.......................................
  3.7  Compensation......................................
  3.8  Honorary and Advisory Directors...................

ARTICLE FOUR - COMMITTEES...................................

  4.1  Executive Committee...............................
  4.2  Other Committees..................................
  4.3  Removal...........................................

ARTICLE FIVE - MEETINGS OF THE BOARD OF DIRECTORS...........

  5.1  Time and Place....................................
  5.2  Regular Meetings..................................
  5.3  Special Meetings..................................
  5.4  Content and Waiver of Notice......................
  5.5  Quorum; Participation by Telephone................
  5.6  Action in Lieu of Meeting.........................
  5.7  Interested Directors and Officers.................

ARTICLE SIX - OFFICERS, AGENTS AND EMPLOYEES................

  6.1  General Provisions................................
  6.2  Powers and Duties of the Chairman of the Board of
      Directors and the President.....................
  6.3  Powers and Duties of Vice Presidents..............
  6.4  Powers and Duties of the Secretary................
  6.5  Power and Duties of the Treasurer.................
  6.6  Appointment, Powers and Duties of Assistant
      Secretaries.....................................
  6.7  Appointment, Powers and Duties of Assistant
      Treasurers......................................
  6.8  Delegation of Duties..............................

ARTICLE SEVEN - CAPITAL STOCK...............................

  7.1  Certificates......................................
  7.2  Shareholder List..................................
  7.3  Transfer of Shares................................
  7.4  Record Dates......................................
  7.5  Registered Owner..................................
  7.6  Transfer Agent and Registrars.....................
  7.7  Lost Certificates.................................
  7.8  Fractional Shares or Scrip........................

ARTICLE EIGHT - BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

  8.1  Inspection of Books and Records...................
  8.2  Seal..............................................
  8.3  Annual Statements.................................

ARTICLE NINE - INDEMNIFICATION..............................

  9.1  Authority to Indemnify............................
  9.2  Mandatory Indemnification.........................
  9.3  Advances for Expenses.............................
  9.4  Court-ordered Indemnification and Advances
      for Expenses....................................
  9.5  Determination of Indemnification..................
  9.6  Authorization of Indemnification..................
  9.7  Other Rights......................................
  9.8  Insurance.........................................
  9.9  Continuation of Expenses..........................

ARTICLE TEN - NOTICES; WAIVERS OF NOTICE....................

  10.1 Notices...........................................
  10.2 Waivers of Notice.................................

ARTICLE ELEVEN - EMERGENCY POWERS...........................

  11.1 Bylaws............................................
  11.2 Lines of Succession...............................
  11.3 Head Office.......................................
  11.4 Period of Effectiveness...........................
  11.5 Notices...........................................
  11.6 Officers as Directors Pro Tempore.................
  11.7 Liability of Officers, Directors and Agents.......

ARTICLE TWELVE - CHECKS, NOTES, DRAFTS, ETC. ...............

ARTICLE THIRTEEN - AMENDMENTS...............................

                             BYLAWS
                               OF
                  FIRST GEORGIA COMMUNITY CORP.


                           ARTICLE ONE

                             OFFICES


  The corporation shall at all times maintain its principal office in Jackson, Georgia, its registered office in the State of Georgia and its registered agent at that address, but it may have other offices located within or outside the State of Georgia as the Board of Directors may determine.

                           ARTICLE TWO
                      SHAREHOLDERS' MEETING

  2.1 Annual Meeting. A meeting of shareholders of the corporation shall be held annually, within six (6) months after the end of each fiscal year of the corporation. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of the meeting.

  2.2 Special Meetings. Special meetings of the shareholders may be called at any time by the corporation's Board of Directors, its President, and by the corporation upon the written request of any one or more shareholders, owning an aggregate of not less than twenty-five percent of the outstanding capital stock of the corporation. Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

  2.3 Place. Annual or special meetings of shareholders may be held within or without the State of Georgia.

  2.4 Notice. Notice of annual or special shareholders meetings stating place, day and hour of the meeting shall be given in writing not less than ten or more than sixty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, merger or share exchange of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and shall further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or share exchange, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

  2.5 Quorum. At all meetings of shareholders a majority of the outstanding shares of stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

  2.6 Proxies; Required Vote. At every meeting of the shareholders, including meetings of shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the Articles of Incorporation or by these bylaws.

  2.7 Presiding Officer and Secretary. At every meeting of shareholders, the Chairman or the President, or, if such officers shall not be present, then the person appointed by one of them shall preside. The Secretary or an Assistant Secretary, or if such officers shall not be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

  2.8 Shareholder List. The officer or agent having charge of the stock transfer books of the corporation shall produce for inspection of any shareholder at, and continuously during, every meeting of the shareholders, a complete alphabetical list of shareholders showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

  2.9 Action in Lieu of Meeting. Any action to be taken at a meeting of the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by those persons who would be entitled to vote at a meeting those shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by class) of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

                          ARTICLE THREE
                            DIRECTORS

  3.1 Management. Subject to these bylaws, or any lawful agreement between the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

  3.2 Number of Directors. The Board of Directors shall consist of not less than ___________ (_____) nor more than _______________
(_____) members. The number of Directors may be fixed or changed from time to time, within the minimum and maximum, by the shareholders by the affirmative vote of two-thirds (66 2/3%) of the issued and outstanding shares of the corporation entitled to vote in an election of Directors, or by the Board of Directors by the affirmative vote of two-thirds (66 2/3%) of all Directors then in office.

  3.3 Vacancies. The Directors, even though less than a quorum, may fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors. Such appointment by the Directors shall continue until the expiration of the term of the Director whose place has become vacant or, in the case of an increase in the number of directors, until the next meeting of the shareholders.

  3.4 Election of Directors. The Directors shall be elected at each annual shareholders meeting and shall serve for a term of one year and until their successors are elected or qualified.

  3.5 Removal. Any Director may be removed from office, at a meeting with respect to which notice of such purpose is given (a) without cause, only upon the affirmative vote of the holder of a majority of the issued and outstanding shares of the corporation, and (b) with cause, only upon the affirmative vote of the holders of a majority of the issued and outstanding shares of the corporation represented at the meeting either in person or by proxy.

  3.6 Resignation. Any Director may resign at any time either orally at any meeting of the Board of Directors or by so advising the Chairman of the Board of Directors or the President or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his or her resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender.
A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect a successor to the office when the resignation by its terms become effective.

  3.7 Compensation. Directors may be allowed such compensation for their services as Directors as may from time to time be fixed by resolution of the Board of Directors.

  3.8 Honorary and Advisory Directors. When a Director of the corporation retires under the retirement policies of the corporation as established from time to time by the Board of Directors, such Director automatically shall become an Honorary Director of the corporation following his or her retirement. The Board of Directors of the corporation also may appoint any individual an Honorary Director, Director Emeritus, or member of any advisory board established by the Board of Directors. Any individual automatically becoming an Honorary Director or appointed an Honorary Director, Director Emeritus, or member of an advisory board as provided by this Section 3.8 may be compensated as provided in Section 3.7, but such individual may not vote at any meeting of the Board of Directors or be counted in determining a quorum as provided in Section 5.5 and shall not have any responsibility or be subject to any liability imposed upon a Director, or otherwise be deemed a Director.


                          ARTICLE FOUR
                           COMMITTEES


  4.1 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate an Executive Committee consisting of one or more Directors. Each Executive Committee member shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders and until the member's successor is elected and qualified, or until the member's death, resignation or removal, or until the member shall cease to be a Director.

  (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) the amendment of the Articles of Incorporation or bylaws of the corporation; (ii) the adoption of a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or the revocation of any such voluntary dissolution.

  (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board of Directors or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

  (d) The Executive Committee shall act by majority vote of its members; provided, however, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

  (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

  (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

  4.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate one or more additional committees, each committee to consist of one or more of the Directors of the corporation, which shall have such name or names, and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

  4.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.

                          ARTICLE FIVE
               MEETINGS OF THE BOARD OF DIRECTORS


  5.1 Time and Place. Meetings of the Board of Directors may be held at any place either within or without the State of Georgia.

  5.2  Regular Meetings.  Regular meetings of the Board of
Directors may be held without notice at such time and place, within or without the State of Georgia, as shall be determined by the Board of Directors from time to time.

  5.3 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on not less than one day's notice by mail, telegram, cablegram, personal delivery or telephone to each Director and shall be called by the Chairman of the Board of Directors or the President in like manner and on like notice on written request of any two or more Directors. Any such special meeting shall be held at such time and place, within or without the State of Georgia, as shall be stated in the notice of the meeting.

  5.4 Content and Waiver of Notice. No notice of any meeting of the Board of Directors need state the purposes thereof, except as may be otherwise provided in these bylaws. Notice of any meeting may be waived by an instrument in writing executed before or after the meeting. Attendance in person at any such meeting shall constitute a waiver of notice thereof unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

  5.5 Quorum; Participation by Telephone. At all meetings of the Board of Directors, the presence of a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Directors may participate in any meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communications equipment shall constitute the presence in person at such meeting. Except as may be otherwise specifically provided by law, the Articles of Incorporation or these bylaws, all resolutions adopted and all business transacted by the Board of Directors shall require the affirmative vote of a majority of the Directors present at the meeting. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

  5.6 Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board if Directors and upon compliance with any further requirements of law pertaining to such consents.

  5.7 Interested Directors and Officers. An interested Director or officer is one who is a party to a contract or transaction with the corporation or who is an officer or Director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (a) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors be less than a quorum, at a meeting of the Board of Directors or committee at which the material facts as to the interested person or persons and the contract or transaction are disclosed or known to the Board of Directors or committee prior to the vote; or (b) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, committee or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee which authorizes the contract or transaction.


                           ARTICLE SIX
                 OFFICERS, AGENTS AND EMPLOYEES


  6.1 General Provisions. The officers of the corporation shall be a President and a Secretary, and may include a Treasurer, Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The officers shall be elected by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders in each year or shall be appointed as provided in these bylaws. The Board of Directors may elect other officers, agents and employees, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. All officers shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders after their election or appointment and until their successors shall have been elected or appointed and shall have qualified. Any two or more offices may be held by the same person. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors or by a committee thereof, and this power may also be delegated to any officer, agent or employee as to persons under his or her direction or control. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

  6.2 Powers and Duties of the Chairman of the Board of Directors and the President. The powers and duties of the Chairman of the Board of Directors and the President, subject to the supervision and control of the Board of Directors, shall be those usually appertaining to their respective offices and whatever other powers and duties are prescribed by these bylaws or by the Board of Directors.

  (a) The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and at all meetings of the shareholders. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time direct. The Vice-Chairman shall act as Chairman of the Board of Directors unless another director is elected Chairman.

  (b) The President shall, unless otherwise provided by the Board of Directors, be the chief executive officer of the corporation. The President shall have general charge of the business and affairs of the corporation and shall keep the Board of Directors fully advised. The President shall employ and discharge employees and agents of the corporation, except such as shall be elected by the Board of Directors, and he or she may delegate these powers. The President shall have such powers and perform such duties as generally pertain to the office of the President, as well as such further powers and duties as may be prescribed by the Board of Directors. The President may vote the shares or other securities of any other domestic or foreign corporation of any type or kind which may at any time be owned by the corporation, may execute any shareholders' or other consents in respect thereof and may in his or her discretion delegate such powers by executing proxies, or otherwise, on behalf of the corporation. The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

  6.3 Powers and Duties of Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the President may prescribe and shall perform such other duties as may be prescribed by these bylaws. In the absence or inability to act of the President, unless the Board of Directors shall otherwise provide, the Vice President who has served in that capacity for the longest time and who shall be present and able to act, shall perform all duties and may exercise any of the powers of the President. The performance of any such duty by a Vice President shall be conclusive evidence of his or her power to act.

  6.4 Powers and Duties of the Secretary. The Secretary shall have charge of the minutes of all proceedings of the shareholders and of the Board of Directors and shall keep the minutes of all their meetings at which he or she is present. Except as otherwise provided by these bylaws, the Secretary shall attend to the giving of all notices to shareholders and Directors. He or she shall have charge of the seal of the corporation, shall attend to its use on all documents the execution of which on behalf of the corporation under its seal is duly authorized and shall attest the same by his or her signature whenever required. The Secretary shall have charge of the record of shareholders of the corporation, of all written requests by shareholders that notices be mailed to them at an address other than their addresses on the record of shareholders, and of such other books and papers as the Board of Directors may direct. Subject to the control of the Board of Directors, the Secretary shall have all such powers and duties as generally are incident to the position of Secretary or as may be assigned to the Secretary by the President or the Board of Directors.

  6.5 Powers and Duties of the Treasurer. The Treasurer shall have charge of all funds and securities of the corporation, shall endorse the same for deposit or collection when necessary and deposit the same to the credit of the corporation in such banks or depositaries as the Board of Directors may authorize. The Treasurer may endorse all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and all commercial documents requiring endorsements for or on behalf of the corporation and may sign all receipts and vouchers for payments made to the corporation. The Treasurer shall have all such powers and duties as generally are incident to the position of Treasurer or as may be assigned to the Treasurer by the President or by the Board of Directors.

  6.6 Appointment, Powers and Duties of Assistant Secretaries. Assistant Secretaries may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Secretary to act, any Assistant Secretary may perform all the duties and exercise all the powers of the Secretary. The performance of any such duty shall be conclusive evidence of the Assistant Secretary's power to act. An Assistant Secretary shall also perform such other duties as the Secretary or the Board of Directors may assign to him or her.

  6.7 Appointment, Powers and Duties of Assistant Treasurers. Assistant Treasurers may be appointed by the President or elected by the Board of Directors. In the absence or inability of the Treasurer to act, an Assistant Treasurer may perform all the duties and exercise all the powers of the Treasurer. The performance of any such duty shall be conclusive evidence of the Assistant Treasurer's power to act. An Assistant Treasurer shall also perform such other duties as the Treasurer or the Board of Directors may assign to him or her.

  6.8 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers.


                          ARTICLE SEVEN
                          CAPITAL STOCK


  7.1 Certificates. (a) The interest of each shareholder shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate representing shares shall set forth upon the face thereof the following:

     (i)    the name of this corporation;

     (ii) that the corporation is organized under the laws of the State of Georgia;

     (iii) the name or names of the person or persons to whom the certificate is issued;

     (iv) the number and class of shares, and the designation of the series, if any, which the certificate represents;
            and

     (v) if any shares represented by the certificate are nonvoting shares, a statement or notation to that effect; and, if the shares represented by the certificate are subordinate to shares of any other class or series with respect to dividends or amounts payable on liquidation, the certificate shall further set forth on either the face or back thereof a clear and concise statement to that effect.

     (b) Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or person who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     7.2 Shareholder List. The corporation shall keep or cause to be kept a record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. Said record shall be presented and kept open at all meetings of the shareholders.

     7.3 Transfer of Shares. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate, or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 7.7 of these bylaws.

     7.4 Record Dates. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     7.5 Registered Owner. The corporation shall be entitled to treat the holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     7.6    Transfer Agent and Registrars.   The Board of Directors
may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     7.7    Lost Certificates.     Any person claiming a
certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and, if the Directors so require, shall give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

     7.8 Fractional Shares or Scrip. The corporation may, when and if authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.

                          ARTICLE EIGHT
           BOOKS AND RECORDS; SEAL; ANNUAL STATEMENTS

     8.1 Inspection of Books and Records. (a) Any person who shall be the holder of record of, or authorized in writing by the holders of record of, at least two (2%) percent of the outstanding shares of any class or series of the corporation, upon written demand stating the purpose thereof, shall have the right to examine in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the books and records of account, minutes and records of shareholders and to make extracts therefrom.

            (b) A shareholder may inspect and copy the records described in the immediately preceding paragraph only if (i) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (ii) the shareholder describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (iii) the records are directly connected with the stated purpose; and (iv) the records are to be used only for that purpose.

            (c) If the Secretary or a majority of the corporation's Board of Directors or Executive Committee members find that the request is proper, the Secretary shall promptly notify the shareholder of the time and place at which the inspection may be conducted.

            (d) If said request is found by the Secretary, the Board of Directors or the Executive Committee to be improper, the Secretary shall so notify the requesting shareholder on or prior to the date on which the shareholder requested to conduct the inspection. The Secretary shall specify in said notice the basis for the rejection of the shareholder's request.

            (e)     The Secretary, the Board of Directors and the
Executive Committee shall at all times be entitled to rely on the corporate records in making any determination hereunder.

     8.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation.

     8.3    Annual Statements.     Not later than four months after
the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the corporation shall prepare:

            (a) A balance sheet showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and

            (b) A profit and loss statement showing the results of its operations during its fiscal year. Upon written request, the corporation promptly shall mail to any shareholder of record a copy of its most recent balance sheet and profit and loss statement.

                          ARTICLE NINE

                         INDEMNIFICATION

     9.1 Authority to Indemnify. The corporation shall indemnify or obligate itself to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent of the corporation (or was serving at the request of the corporation as a director, officer or employee or agent of another corporation, partnership, joint venture, trust or other enterprise) for reasonable expenses, judgments, fines, penalties and amounts paid in settlement (including attorneys' fees), incurred in connection with the proceeding if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The termination of a proceeding by judgment, order, settlement,or conviction,or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director, officer, employee or agent did not meet the standard of conduct set forth above. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     9.2 Mandatory Indemnification. To the extent that a director, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, or in defense of any claim, issue, or matter therein, because he or she is or was a director, officer, employee or agent of the corporation, the corporation shall indemnify the director, employee or agent against reasonable expenses incurred by him or her in connection therewith.

     9.3 Advance for Expenses. The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent of the corporation who is a party to a proceeding in advance of final disposition of the proceeding if (a) he or she furnishes the corporation written affirmation of his or her good faith belief that he or she has met the standard of conduct set forth in Section 9.1 of this article, and (b) he or she furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification. The undertaking required by this section must be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

     9.4    Court-ordered Indemnification and Advances for
Expenses. A director, officer, employee or agent of the corporation who is a party to a proceeding may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

     9.5 Determination of Indemnification. Except as provided in Section 9.2 and except as may be ordered by the court, the corporation may not indemnify a director, officer, employee or agent under Section 9.1 unless authorized thereunder and a determination has been made in the specific case that indemnification of the director, officer, employee or agent is permissible in the circumstances because he or she has met the standard of conduct set forth in Section 9.1. The determination shall be made:

            (a) By the Board of Directors by majority vote of a quorum consisting of directors not at the time parties to the proceedings;

            (b) If a quorum cannot be obtained, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding;

            (c)     By special legal counsel:

               (i) Selected by the Board of Directors or its committee in the manner prescribed in paragraph (a) or (b) of this section; or

               (ii) If a quorum of the Board of Directors cannot be obtained and a committee cannot be designated, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

            (d) By the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

     9.6 Authorization of Indemnification. Authorization of indemnification or an obligation to indemnify and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authori-zation of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of
Section 9.5 to select counsel.

     9.7 Other Rights. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemni-fication or advancement of expenses may be entitled under any bylaw, resolution, agreement or contract either specifically or in general terms approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such bylaw, resolution or agreement would be placed before the stockholders, both as to action by a director, trustee, officer, employee or agent in his or her official capacity and as to action in another capacity while holding such office or position; except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, trustee, officer, employee, or agent pursuant to this Section 9.7 by the corporation for liability for
(a) any appropriation, in violation of his or her duties, of any business opportunity of the corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with illegal or unauthorized distributions of corporate assets, whether as dividends or in liquidation of the corporation or otherwise; or
(d) any transaction from which the director derived an improper material tangible personal benefit.

     9.8 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent whether or not the corporation would have power to indemnify him or her against the same liability under this Article Nine.

     9.9 Continuation of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article Nine shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


                           ARTICLE TEN
                   NOTICES; WAIVERS OF NOTICE


     10.1 Notices. Except as otherwise specifically provided in these bylaws, whenever under the provisions of these bylaws notice is required to be given to any shareholder, Director or officer it shall not be construed to mean personal notice, but such notice may be given by personal notice, by telegram or cablegram, or by mail by depositing the same in the post office or letter box in a postage prepaid sealed wrapper, addressed to such shareholder, Director or officer at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus sent or mailed.

     10.2 Waivers of Notice. Except as otherwise provided in these bylaws, when any notice is required to be given by law, by the Articles of Incorporation or by these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. In the case of a shareholder, such waiver of notice may be signed by the shareholder's attorney or proxy duly appointed in writing.


                         ARTICLE ELEVEN
                        EMERGENCY POWERS

     11.1 Bylaws. The Board of Directors may adopt emergency bylaws, subject to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the Articles of Incorporation or these bylaws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency bylaws may make any provision that may be practical and necessary for the circumstances of the emergency.

     11.2 Lines of Succession. The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason by rendered incapable of discharging their duties.

     11.3 Head Office. The Board of Directors, either before or during any such emergency, may (effective during the emergency) change the head office or designate several alternative head offices or regional offices, or authorize the officer to do so.

     11.4 Period of Effectiveness. To the extent not inconsistent with any emergency bylaws so adopted, these bylaws shall remain in effect during any such emergency and upon its termination, the emergency bylaws shall cease to be operative.

     11.5 Notices. Unless otherwise provided in emergency bylaws, notice of any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

     11.6 Officers as Directors Pro Tempore. To the extent required to constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency bylaws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

     11.7 Liability of Officers, Directors and Agents. No officer, Director, agent or employee acting in accordance with any emergency bylaw shall be liable except for willful misconduct. No officer, Director, agent or employee shall be liable for any action taken by him or her in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the bylaws then in effect.



                         ARTICLE TWELVE
                   CHECKS, NOTES, DRAFTS, ETC.


     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.


                        ARTICLE THIRTEEN
                           AMENDMENTS


     The bylaws of the corporation may be altered or amended and new bylaws may be adopted by the shareholders at any annual or special meeting of the shareholder or by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the bylaws shall be given in the notice of meeting. The shareholders may provide by resolution that any bylaw provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors. Except as otherwise provided in the Articles of Incorporation, action by the shareholders with respect to bylaws shall be taken by an affirmative vote of a majority of all shares entitled to elect Directors, and action by the Board of Directors with respect to bylaws shall be taken by an affirmative vote of a majority of all Directors then holding office.

                                                      EXHIBIT 5.1


                  STEWART, MELVIN & FROST, LLP

                        Attorneys at Law




                         October 3, 1996



First Georgia Community Corp.
150 Covington Street
P. O. Box 1534
Jackson, Georgia  30233

Ladies and Gentlemen:

     We are acting as special counsel to First Georgia Community Corp., a Georgia corporation (the "Company"), Jackson, Georgia, in such capacity, we have supervised certain proceedings taken by the Company in connection with the registration under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, the "Act"), of the offer and sale of a minimum of 510,000 shares and a maximum of 700,000 shares (the "Shares") of common stock, $5.00 par value, of the Company.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and corporate records relating to the authorization, issuance of sale of the Shares and have made such other investigation as we have deemed appropriate and relevant in order to furnish the opinion set forth below.

     In our examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to Questions of fact material and relevant to our opinion, where such facts were not independently verified by us, we have relied, to the extent we deemed such reliance proper, upon certificates or representations of officers and representatives of the Company and appropriate federal, state and local officials.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and when sold, will be validly issued, fully paid and nonassessable.

     This letter is furnished solely to you and may not be relied upon by any third party.

                                   Very truly yours,

                                   STEWART, MELVIN & FROST, LLP



                                   By: s/T. Treadwell Syfan
                                          Partner

                                                     EXHIBIT 10.1
STATE OF GEORGIA)


                     TRANSFER AND ASSIGNMENT

COUNTY OF BUTTS)

     FOR VALUE RECEIVED, WILLIAM B. JONES hereby transfers and assigns his right, title and interest unto the The First Georgia Community Corp., in that particular Real Estate Sales Contract from Paula Ann Masters Lassiter as Administratrix with the Will Annexed of The Estate of Henry Adolphus Lassiter to William B. Jones, dated May 29, 1996, a copy of which is marked Exhibit "A" and attached hereto and incorporated herein.

     This the 8th day of August, 1996.



                                   s/William B. Jones       (SEAL)
                                   William B. Jones


Sworn to and subscribed before me
this        day of                ,
1996.


s/Charles Carter
WITNESS


s/Alfred D. Fears, Jr.
NOTARY PUBLIC - STATE OF GA.
DATE OF EXECUTION: 8/8/96
MY COMMISSION EXPIRES: 7/11/96

[SEAL]

                           EXHIBIT "A"

                   REAL ESTATE SALES CONTRACT


     THIS AGREEMENT made and entered into between WILLIAM B. JONES, (hereinafter called the Purchaser), and PAULA ANN MASTERS LASSITER AS ADMINISTRATRIX WITH THE WILL ANNEXED OF THE STATE OF HENRY
ADOLPHUS LASSITER, (hereinafter called the Seller).

                           WITNESSETH:

     For and in consideration of ONE THOUSAND and 00/100 DOLLARS ($1,000.00) in hand paid to Seller, and for the further sums herein agreed to be paid, and in consideration of the covenants, agreements, and undertakings of the respective parties herein set forth, the parties hereto agree and contract as follows:
     1. Seller hereby agrees to sell and Purchaser hereby agrees to purchase, upon the terms herein set forth the following described real property referred to as the "Property", to-wit:

     All that tract or parcel of land lying and being in Land Lot 89 of the 1st Land District and the 612th Militia District, in the City of Jackson, Butts County, Georgia, containing 0.65 acre, more or less, and being more particularly described on plat of survey prepared by T.A. Carmichael, Butts County Surveyor, dated November 20,
     1972, recorded in Plat Book 4, Page 16,   Butts County
     records. This is the same land conveyed to Henry A. Lassiter by deed dated January 29, 1988, recorded in Deed Book 113, Page 128, Butts County records.

     2. The purchase price shall be ONE HUNDRED FORTY FIVE THOUSAND and 00/100 DOLLARS ($145,000.00). The $1,000.00 earnest money paid at the execution of this contract shall apply to the purchase price at closing. The balance of the purchase price shall be payable by cashier's check at the time of closing.
     3. Seller shall convey the Property by Administrators Deed and pay the Georgia transfer tax thereon. Said deed shall be subject to (a) zoning ordinances affecting said Property; (b) easements and rights-of-ways of record; (c) rights-of-way of roads crossing the Property; and (d) ad valorem taxes not yet due and payable. Should Purchaser, prior to closing present Seller with a written statement of objections affecting title, and Seller does not satisfy all valid objections, then Purchaser must either (i) declare this contract null and void and receive a refund of all earnest monies and, in such event, no party hereto shall thenceforth have any right, claim, or recourse against any other party hereto; or (ii) accept title subject to such defects. If Purchaser elects to declare this contract null and void and receive a full refund of all earnest money, Purchaser shall notify Seller in writing of such election within five days after being notified by Seller that the valid title objections have not been cured. If Purchaser elects to accept title to the Property subject to the valid title objections, then Purchaser shall close the purchase of the Property within five days after being notified by Seller that the valid title objections have not been cured.
     4. Closing shall be held at 3000 Corporate Center Drive - Suite 300 - Morrow, Georgia, 30260, at a time designated by Purchaser on or before October 1, 1996. Possession of the Property shall be granted by Seller to Purchaser at the time of closing.
     5. All state and county ad valorem taxes shall be prorated at the time of closing.
     6. Seller shall prepare all documents and papers necessary for closing. Purchaser shall pay any title insurance fees and intangible taxes. Purchaser shall pay costs or fees for services or financing initiated by Purchaser.
     7.  Time is of the essence of this contract.
     8. This contract constitutes the sole and entire agreement between the parties hereto and no modification of this contract shall be binding unless attached hereto and signed by all parties to this contract. No representation, promise, or inducement not included in this contract shall be binding upon any party hereto.
     9. This sale is made for a lump sum sales price with no adjustments of price other than Seller agrees to pay the Georgia Transfer Tax and Seller"s pro rata share of the ad valorem taxes. The terms of this paragraph shall survive the closing.
     10. This contract shall inure to the benefit of and be binding upon the parties hereto, their heirs, successors, administrators, executors and assigns.
     11. This contract is executed in duplicate and each executed copy may be deemed an original.
     12. It is acknowledged by Purchaser and Seller that this Property is pledged as collateral for a bank loan. This contract is contingent upon Seller obtaining a release from the lender presently holding the deed to secure debt on this Property.
     13. Should Purchaser fail to close this sale within the time specified for any reason other than Seller's default or inability to provide marketable fee simple title, then in that event, the earnest money paid at the execution of this contract and the additional earnest money paid pursuant to Paragraph 15 herein shall be forfeited to Seller as full liquidated damages, and no party hereto shall thenceforth have any claim, right, or recourse against any other party.
     14. This contract is contingent upon Purchaser's ability, acting diligently and in good faith, (i) to acquire certain property adjoining the subject Property which said adjoining property currently belongs to the Catholic church, and (ii) to have the Property zoned to a classification which is acceptable to Purchaser.

     WITNESS my hand and seal.

                         s/William B. Jones                 (L.S.)
                         WILLIAM B. JONES (Date)(Purchaser)


Purchaser's Address:     P. O. Box 3948
                         Jackson, Georgia 30233

Purchaser's Phone No.:   770/775-2386


                         s/Paula Ann Masters Lassiter 5/29/96(L.S.)
                         Paula Ann Masters Lassiter, (Date)
                         (Seller)As Administratrix

                                                     EXHIBIT 10.2



STATE OF GEORGIA)


                     TRANSFER AND ASSIGNMENT

COUNTY OF BUTTS)

     FOR VALUE RECEIVED, WILLIAM B. JONES hereby transfers and assigns his right, title and interest unto the The First Georgia Community Corp., in that particular Real Estate Sales Contract from Most Reverend John F. Donoghue, D.D., as Archbishop of The Roman Catholic Archdiocese of Atlanta, and/or His Successors In Office to William B. Jones, dated May 1, 1996, a copy of which is marked Exhibit "A" and attached hereto and incorporated herein.

     This the 8th day of August, 1996.



                                   s/William B. Jones        (SEAL)
                                   William B. Jones


Sworn to and subscribed before me
this        day of                ,
1996.


s/Charles Carter
WITNESS


s/Alfred D. Fears, Jr.
NOTARY PUBLIC - STATE OF GA.
DATE OF EXECUTION:  8/8/96
MY COMMISSION EXPIRES:  7/11/96

[SEAL]

                           EXHIBIT "A"


STATE OF GEORGIA

                   CONTRACT FOR SALE OF REALTY

COUNTY OF BUTTS

     The Undersigned Purchaser agrees to buy, and the undersigned Seller agree to sell that certain real property (hereinafter referred to as "Property") 1.75 acres, more or less, located in City of Jackson, Butts County, Georgia, which property is more fully described as follows:

TRACT I - All that tract or parcel of land lying and being in City of Jackson, Butts County, Georgia containing one and one-fourth acres, more or less, and being bounded now or formerly as follows: north by Lyons street, east by property of Walter Williams, south by property of John L. Lyons, and west by said Covington Street and being same tract as that shown by plat of T.J. Collins, Registered Surveyor, dated 12/12/58, and recorded in Plat Book "1", page 81, Office Clerk Butts Superior Court.

TRACT II - All that tract or parcel of land lying, situate and being in the City of Jackson, Georgia, County of Butts, formerly known as the J.L. Lyons Home designated as No. 150 Covington Street (according to the present system of numbering houses in Jackson, Ga.) and being bounded now or formerly as follows: north by property of Francis E. Hyland, Bishop of the Catholic Diocese of Atlanta and by Lyon Street; east by property of Walter A. Williams and James M. Phurrough; south by property of Charles P. Pope, James
M. Phurrough, and Carolyn Hammond; and west by Covington Street and property of Francis E. Hyland, Bishop of the Catholic Diocese of Atlanta.

     THE PURCHASE PRICE OF THE PROPERTY SHALL BE $250,000.00. The said Purchase Price of the Property shall be paid all in cash or by Purchaser's certified or cashier's check at closing, as reduced by the earnest money referenced below.

     Upon the execution of this agreement, Purchaser shall tender to Seller $1,000.00 as earnest money, to be held in escrow and be considered a portion of the purchase price. In the event Purchaser defaults under the terms and conditions of this agreement and provided Seller is not in default of this agreement, Purchaser shall have thirty (30) days after written notice by certified mail of default from Seller to cure the default. In the event the default has not been cured within the prescribed period of time, Seller shall be entitled to the earnest money which shall represent liquidated damages to Seller. It is specifically agreed that Seller's damages under this agreement shall be limited to the earnest money and shall be Seller's sole and exclusive remedy. Seller and Purchaser acknowledge that it is impossible to more precisely estimate the damages to be suffered by Seller upon Purchaser's default, and the parties expressly acknowledge that retention of the earnest money is intended not as a penalty, but as full liquidated damages, pursuant to Georgia Code Annotated 13.6.7. The parties further acknowledge that the earnest money, as the stipulated sum of liquidated damages, is a reasonable pre-estimate of the probable loss resulting from such a default. Seller waives any right on the part of Seller to specific performance of this agreement and further waives any other damages and causes of action which may arise out of this agreement. If the purchase of the Property is not consummated in accordance with the terms and conditions of this Contract on account of default by Seller, the earnest money shall be returned to Purchaser upon demand, and this Contract shall be terminated, or Purchaser shall be entitled to an action requiring specific performance by Seller to comply with contract terms.

     Seller warrants that he has good and marketable title to the Property, and agrees to convey same to Purchaser at closing.

     Purchaser shall have a reasonable time after acceptance of this contract in which to examine the title to the property and in which to furnish Seller with a written statement of objections affecting the marketability of the title. Seller shall have a reasonable time after receipt of such statement to satisfy all valid objections. If Seller fails to satisfy such valid objections within a reasonable time, the Purchaser may, at his option cancel this contract by giving Seller written notice of such cancellation.

     Seller and Purchaser agree that such papers as may be necessary to carry out the terms of this contract shall be delivered by them at closing.

     Time is of the essence in this Contract.

     This contract shall inure to the benefit of, and be binding upon, the parties hereto, their heirs, successors, administrators, executors and assigns.

     This contract constitutes the sole and entire agreement between the parties hereto and no modification of this contract shall be binding unless attached hereto and signed by all parties. No representation, promise or inducement not included in this contract shall be bindng upon any party hereto, unless otherwise provided for herein, and execution and delivery of a warranty deed by Seller and the parties expressly agree that the closing documents shall so provide.

                      SPECIAL STIPULATIONS

1. 1.This contract is contingent upon the Purchaser herewith obtaining a favorable and proper commercial re-zoning on the herein described Property.

2. This purchase is contingent upon the Purchaser being able to purchase the following described property (hereinafter referred to as the "Lassiter Property"):

     All that tract or parcel of land being in Land Lot 89 of the First Land District and the 612th Militia District, in the City of Jackson, Butts County, Georgia, containing
     0.65 acre, and being shown on a Plat of Survey prepared by T.A. Carmichael, Butts County Surveyor, dated November 20, 1972, being entitled "Mr. Allan Brittain, Jackson, Ga. 30233", and being recorded in Plat Book 4, Page 16, in the Office of the Clerk of the Superior Court of Butts County, Georgia. Said Plat of Survey and the descriptive data thereon being incorporated herein by reference thereto, in aid of description.

3. Real Estate taxes on the Property shall be prorated as of the date of closing.

4.   Seller shall pay the State of Georgia property transfer tax.


5. Possession of the Property shall be granted by Seller to Purchaser no later than three (3) days after Closing. Seller shall be permitted to occupy the Property for said period of time rent-free.

6. Sale shall be closed on or before thirty (30) days from the date the above described zoning change on the Property is approved in writing; or, thirty (30) days from the date the Lassiter Property is acquired by Purchaser; or, if the Property is currently zoned for commercial use, and Purchaser has already acquired the Lassiter property, then said sale shall be consummated 90 days from the date of the execution of this agreement, whichever event occurs last. See special stipulations on Rider Page attached hereto and by this reference made a part hereof.

     This instrument shall be regarded as an offer by the Purchaser and is open for acceptance by the Seller until 12:00 p.m. on the 3rd day of May, 1996; by which time written acceptance of such offer must have been actually received by Purchaser.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year below written.

5-1-96                        s/William B. Jones
DATE                          WILLIAM B. JONES

     The above offer is hereby accepted this  1st   day of  May  ,
1996.

                              Most Reverend John F. Donoghue, D.D.,
                              as Archbishop of The Roman Catholic
                              Archdiocese of Atlanta, and/or His
                              Successors In Office

April 25, 1996                s/John F. Donoghue
Date                          Most Reverend John F. Donoghue, D.D.,
                              As Archbishop

                           RIDER PAGE

     7. Purchaser and Seller each warrant and represent to the other that such party has not employed any real estate broker, agent or finder in connection with the transaction represented hereby. Purchaser and Seller covenant and agree, each to the other, to indemnify the other against any loss, liability, costs, claims, demands, damages, actions, causes of action, or suits based upon or arising out of the employment or use by the indemnifying party of any real estate broker, agent or finder in connection with the purchase and sale of the Property.

     8. Any notice required or permitted to be given hereunder shall be sufficient if in writing and delivered in person or sent by U.S. Registered or Certified Mail, Return Receipt Requested, postage prepaid, to the party being given such notice at the following addresses:

     Seller:        Most Reverend John F. Donoghue, D.D., as
                    Archbishop of The Roman Catholic Archdiocese of Atlanta, and/or His Successors in Office
                    680 West Peachtree Street
                    Atlanta, Georgia 30308
                    Attn: Ms. Anno M. Hardage

     With copy to:  Andrew C. Shovers, Esq.
                    SMITH, GAMBRELL & RUSSELL
                    Suite 3100, Promenade II
                    1230 Peachtree Street, N.E.
                    Atlanta, Georgia 30309-3592

     Purchaser:     Mr. William B. Jones
                    P. O. Box 933
                    Jackson, Georgia 30233

     With copy to:



Any party may change said address by giving the other parties hereto notice of such change of address. Notice given as hereinabove provided shall be deemed given at the time of deposit in the mail or delivery, as the case may be, and received by the party to whom it is addressed at the time of delivery if delivered in person or on the third calendar day following the date on which said notice is deposited in the mail.

                                                     EXHIBIT 10.3


            Georgia Community Bank (in Organization)

                      EMPLOYMENT AGREEMENT


     This agreement made and entered into this 28th day of May, 1996, between Georgia Community Bank, Jackson Georgia (lithe Bank") and John Coleman, ("employee");


     WHEREAS, the Bank is a state bank, regulated by the Georgia
Department Banking and Finance, insured by the Federal Deposit
Insurance Corporation, and located in Jackson, Georgia; and


     WHEREAS, the Bank wants to employ the employee as President and Chief Executive Officer of the Bank; and


     WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Bank and the employee;


     NOW, THEREFORE, it is agreed as follows:


             I. RELATIONSHIP ESTABLISHED AND DUTIES

     1. The Bank and the Bank Holding Company (when formed) hereby will employ the employee as President and Chief Executive Officer, to hold the title of President and Chief Executive Officer, and to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

     2. Employee shall serve on the Board of Directors of the Bank and the Bank Holding Company (when formed), and shall be entitled to Directors' Fees just like any other director, and shall serve as a non-voting member of its Executive Committee, subject to the terms hereof.

     3. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer and director of the Bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit which the Bank may consider to be in conflict with his or its best interest or to be in competition with the Bank's business, or which may interfere in any way with the employee's performance of his duties hereunder excepting passive personal investments in real estate, stocks, and bonds. Any exception to this must be made by notification and approval of the Board.


                    II.  TERMS OF EMPLOYMENT


     1. The initial term of employment under this Agreement shall continue for 5 (five) years from the charter date of this agreement unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year after the initial term unless either party gives 90 days contrary written notice to the other. The employee shall purchase 15,000 shares of the initial offering of common stock at the same time as the other initial directors. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur of any of the following:

            a. the death of the employee;

            b. the complete disability of employee.  "Complete
               disability" as used herein shall mean the inability of employee, due to illness, accident, or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty days within any period of 120 consecutive days during the term hereof; however, these provisions will be coordinated with and conformed to the disability policy provided for all employees provided, however, disability shall not constitute a basis for discharge for cause;

            c. the discharge of employee by the Bank for cause.
               "Cause" as used herein shall mean:

               1)   such negligence or misconduct as shall
                    constitute, as a matter of law, a breach of the covenants and obligations of employee hereunder;

               2) failure or refusal of employee to comply with the provisions of this agreement;

               3)   employee being convicted by any duly
                    constituted court with competent jurisdiction of a crime involving moral turpitude;


               4) at the discretion of the Board, this contract may be terminated if there are acts the Board feels are moral turpitude;

               5) termination of the contract at the discretion of the Board for failure to perform at acceptable levels of deposit growth and other performance standards as mutually agreed upon by the Board and employee.

     Termination of employee's employment other than for "Cause" as defined in paragraph 1.,c. above shall constitute a tender by employee of his resignation as an officer and director of the Bank and the Bank Holding Company. In the event of termination the employee is entitled to severance pay equal to one month's pay for each year employed by the Bank.


                        III. COMPENSATION

     For all services which employee may render to the Bank during the term hereof, the Bank shall pay to employee, subject to such deductions as may be required by law:

     1. Base Salary. An annual salary of $135,000 payable in equal weekly installments and subject to such deductions as may be required by law, for the first 12 months. Thereafter, annual increase reviews will be done during the month of December for a January 1 effective increase date during the term of this Agreement so that for the 12 months beginning on each such anniversary date, the employee's salary increases will take effect. The Board has sole discretion as to the amount of the CEO's compensation.

     2. Performance Bonuses. Each year, a performance bonus, ranging from 0% to 50% of annual base salary will be awarded, based upon mutually agreed upon goals such as the Return on Average Assets achieved before the application of taxes and Directors fees and expenses based upon the following formula:

            a. ROA equal to .90 but less than 1% Bonus = 5%

            b. ROA greater than 1.0% but less than 1.10% Bonus =
               10%

            c. ROA equal to 1.10% but less than 1.20% Bonus = 15%

            d. ROA equal to 1.20% but less than 1.30% Bonus = 20%

            e. ROA equal to 1.30% but less than 1.40% Bonus = 25%

            f. ROA equal to 1.40% but less than 1.60% Bonus = 30%

            g. ROA equal to 1.60% but less than 1.75% Bonus = 35%

            h. ROA equal to 1.75% but less than 2.00% Bonus = 40%

            i. ROA over 2.00% Bonus = 50%


     3. Stock Options. The Employee shall have the right and option to purchase an additional number of shares of common stock of the Bank Holding Company in the following sequence:

            a. 15,000 shares at book value or $10.00 per share,
               which ever is less, for the first three (3) years and at book value thereafter initially over the term of this Agreement not to exceed 4 years,

            b. beginning at the second year of Bank operation and
               thereafter in an amount determined by multiplying
               (i) one thousand shares by (ii) a fraction whose numerator is the Bonus Amount for the year and whose denominator is the maximum Bonus Amount which could have been received by the Employee for the year, for a maximum of five thousand shares over the term of this Agreement.

     The option granted to the Employee pursuant to this paragraph 3 may be exercised by the Employee, in whole or in part, at any time or from time to time during the period this Agreement is in effect beginning on the first day of the second month following the close of the Bank's fiscal year to which such grant is attributable. Notwithstanding anything contained herein to the contrary, if the shareholders of the Bank or the Bank Holding Company approve of a capital reorganization of the common stock of the Bank Holding Company or a merger or consolidation of the Bank Holding Company with or into another corporation, or the sale of all or substantially all of the assets of the Bank; or the Bank Holding Company, then Employee shall have the right and option to purchase all stock options that would have been paid to the Employee for the remaining term of this Agreement pursuant to the terms of this paragraph. The purchase price for each share of common stock of the Bank Holding Company that the Employee purchases pursuant to the exercise of the options granted herein shall be the book value at the time of purchase and shall be paid in cash upon exercise.


                       IV. OTHER BENEFITS

     1. The employee shall be entitled to participate in any plan of the Bank relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees. In addition, Employer agrees to purchase an immediate long-term disability policy which will be fair to the employee in terms of protection.

     2. The employee shall be eligible to participate in any other benefits which maybe or become applicable to the Bank's executive employees, shall be furnished a car with all expenses of maintenance to cover all automobile use, a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the responsibilities and functions to be performed by the employee under this Agreement. The Employer agrees to pay Country Club initiation fees up to $3,000 and dues up to $75 per month. Employer agrees to pay reasonable moving expenses and work with the employee to be fair in purchasing a home in the Jackson area. Employer also agrees to pay all reasonable expenses in connection with the attendance and participation at said trade association meetings by employee's spouse.

     3. At such reasonable times as the Board of Directors shall in its discretion permit, the employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

            a. The employee shall be entitled to an annual
               vacation of 4 (four) weeks per year. The employee shall schedule at least two consecutive weeks of vacation each year.

            b. The timing of vacations shall be scheduled in a
               reasonable manner by the employee. The employee shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

            c. In addition to the aforesaid paid vacations, the
               employee shall be entitled, without loss of pay to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.


                      V. CHANGE OF CONTROL

     1. If during the term of this Agreement there is a change of control (COC) of the Bank, the Employee shall be entitled to termination or severance pay in the event the employee's employment is terminated, except for just cause as defined in Section II., paragraph 1, c, after the change in control. In the event the employee is terminated after 365 days from the charter date of this agreement as a result of COC, the employee shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, the terminated employee shall receive an amount equal to 3 (three) times his then existing annual base salary. This payment shall also be made in connection with, or within 120 days after, a change in control of the Bank if such change in control was opposed by the employee or the Bank's Board of Directors. This payment shall be in addition to any amount otherwise owed to the employee pursuant to this Agreement.

     2. The following items are automatically considered due and payable in the event that change of control occurs:

            a. Non-forfeitable deferred compensation shall be paid
               out in full.

            b. Long-term performance plan objective payments as
               described in Section III, 2, f, shall be declared accomplished and earned based upon performance up to date of the COC.

            c. In the event that the employee is a participant in
               a restricted stock plan, or share option plan, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested, and distributed. The term "control" shall refer to the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934, or to such acquisition of a percentage between 10 percent and 25 percent if the Board of Directors of the Bank or the Comptroller of the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. The term "person" refers to an individual, corporation, Bank, bank holding company, or other entity.


                 VI. POST TERMINATION COVENANTS

     1. If during the term hereof employee shall cease employment hereunder for any reason, then employee agrees that for six months if dismissed for cause and one year without cause following such termination he will not be employed in the banking business or any related field thereto in Jackson, Georgia or Butts County, Georgia. Furthermore, following such termination employee agrees that he will not, without the prior written consent of the Bank:

            1) furnish anyone with the name of, or any list or
               lists of customers of the Bank or utilize such list or information himself for banking purposes; or

            2) furnish, use, or divulge to anyone any information
               acquired by him from the Bank relating to the Bank's methods of doing business; or

            3) contact directly or indirectly any customer of the
               Bank for banking solicitation purposes; or

            4) hire for any other Bank or employer (including
               himself) any employee of the Bank or directly or indirectly cause such employee to leave his or her employment to work for another.

     2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this agreement.


                   VII.  WAIVER OF PROVISIONS

     Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.


                      VIII.  GOVERNING LAW


     This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to void or unenforceable, the same shall not affect the remaining provisions thereof.


                 IX.  MODIFICATION AND AMENDMENT

     This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.


                  X. COUNTERPARTS AND HEADINGS

     This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.


                   XI.  CONTRACT NONASSIGNABLE

     This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

                          EMPLOYEE:

s/Robert A. Calvert, Jr.  s/John L. Coleman            5/28/96
Witness                   Employee                     Date


                         BANK:

s/Robert A. Calvert, Jr. By: s/George L. Weaver        5/28/96
Witness                        Chairman                Date

                                                     EXHIBIT 21.1


                      LIST OF SUBSIDIARIES
                          OF REGISTRANT


First Georgia Community Bank (In Organization)
150 Covington Street, Jackson, Georgia 30233

                                                     EXHIBIT 23.1






Independent Auditors' Consent





We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated September 17, 1996 on our examination of the financial statements of First Georgia Community Corp. as of and for the period ended August 31, 1996. We also consent to the reference to our firm under the heading "Experts" in the prospectus.







                         /s/   SNYDER, CAMP, STEWART & CO., LLP

Norcross, Georgia
October 3, 1996

                                                     EXHIBIT 23.2


                       CONSENT OF COUNSEL


To the Board of Directors
First Georgia Community Corp.


     We hereby consent to the filing of our opinion regarding validity of shares as an exhibit to the Registration Statement to which this consent is attached and further consent to the use of our name under the heading "Legal Matters" in the Registration Statement and the Prospectus which is a part thereof.


                         Very truly yours,


                         STEWART, MELVIN & FROST, LLP



                         By:  s/T. Treadwell Syfan

                                   T. Treadwell Syfan,
                                   Partner

Date:  October 3, 1996